UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.             )

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Allied Motion Technologies Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIED MOTION TECHNOLOGIES INC.

495 Commerce Drive, Suite 3

Amherst, New York 14228

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 5, 2021

To the Shareholders of Allied Motion Technologies Inc.:

You are hereby notified that the 2021 Annual Meeting of Shareholders of Allied Motion Technologies Inc. (the “Company”) will be held virtually on Wednesday, May 5, 2021 at 9:00 a.m. (Eastern Time). The meeting can be accessed by visiting www.virtualshareholdermeeting.com/AMOT2021, where you will be able to listen to the meeting live, submit questions and vote online.

At this meeting, the shareholders will be asked to act on the following matters:

1.	To elect seven directors of the Company;

2.	To provide an advisory approval of the compensation of our Named Executive Officers;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year; and

4.	To transact such other business as may properly come before the 2021 Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 10, 2021 are entitled to notice of and to vote at the 2021 Annual Meeting and any adjournment thereof.

To attend the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting. Even if you plan to attend the Annual Meeting online, we recommend that you vote by proxy in advance so that your vote will be counted if you later decide not to participate in the Annual Meeting. The Annual Meeting will begin promptly at 9:00 a.m. (Eastern Time). Online check-in will begin at 8:45 a.m. (Eastern Time), and you should allow ample time for the online check-in procedures.

If your shares are held in street name and YOU do not vote your shares, your broker or other nominee generally can no longer vote them for you and your shares will remain unvoted. THEREFORE, IT IS VERY IMPORTANT THAT YOU VOTE YOUR SHARES FOR ALL PROPOSALS.

By Order of the Board of Directors

Joseph P. Kubarek Secretary

DATED: April 7, 2021

Important Notice Regarding the Internet Availability of Proxy Materials: This Proxy Statement and the Company’s Annual Report are available on the Internet at https://materials.proxyvote.com/019330.

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Security Ownership of Management and Directors	31
Delinquent Section 16(a) Reports	32
AUDIT COMMITTEE MATTERS	32

Audit Committee Report	32
Policy for Pre-Approval of Audit and Permitted Non-Audit Services	32
Auditor Fees and Services	33
OTHER MATTERS	33
SHAREHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING	33
Proposals for the Company’s Proxy Material	33
Proposals to be Introduced at the Annual Meeting but not Intended to be Included in the Company’s Proxy Material	33

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PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT
THE 2021 ANNUAL MEETING

Why did I receive this proxy?

The Board of Directors of Allied Motion Technologies Inc. (the “Company”) is soliciting proxies to be voted at the Annual Meeting of Shareholders. The Annual Meeting will be held virtually on Wednesday, May 5, 2021, at 9:00 a.m. (Eastern Time). The meeting can be accessed by visiting www.virtualshareholdermeeting.com/AMOT2021, where you will be able to listen to the meeting live, submit questions and vote online. This proxy statement summarizes the information you need to know to vote by proxy or to virtually attend and vote your shares at the Annual Meeting. You do not need to virtually attend the Annual Meeting in order to vote.

Who is entitled to vote?

All shareholders of record as of the close of business on Wednesday, March 10, 2021 (the “Record Date”) are entitled to vote at the Annual Meeting.

What is the quorum for the Annual Meeting?

A quorum at the Annual Meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of Common Stock outstanding on the Record Date. No business may be conducted at the Annual Meeting if a quorum is not present. Broker non-votes (shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote) and abstentions will be counted as shares present in determining whether a quorum is present. As of the Record Date, 9,772,519 shares of Common Stock were issued and outstanding.

How many votes do I have?

Each share of Common Stock outstanding on the Record Date is entitled to one vote on each item submitted to you for consideration.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If I am a shareholder of record of Common Stock, how do I vote?

If you are a shareholder of record, you may vote by mailing a completed proxy card, or you may vote 24 hours a day via the internet or telephone. To vote by mailing a proxy card, please sign and return the enclosed proxy card in the enclosed prepaid and self-addressed envelope. To vote via the internet or telephone, follow the instructions on the enclosed vote instruction form. Your shares will be voted at the Annual Meeting in the manner you directed. If you vote by proxy and do not provide direction on a proposal, the proxy will be voted with the Board’s recommendations. You may also attend the virtual Annual Meeting and vote your shares during the meeting.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are the beneficial owner of shares held in street name, you will receive instructions from the brokerage firm, bank, broker-dealer or other similar organization (the “shareholder of record”) that must be followed for the shareholder of record to vote your shares per your instructions.

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If you hold your shares in street name and do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the appointment of Deloitte & Touche LLP (Proposal 3). Please ensure that you complete the voting instruction card sent by your bank or broker.

If your shares are held in street name you also may attend the virtual Annual Meeting and vote your shares during the meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I participate in the virtual Annual Meeting?

You may participate in the virtual Annual Meeting and vote your shares during the meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/AMOT2021. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting. Even if you plan to participate in the Annual Meeting online, we recommend that you vote by proxy in advance as described above so that your vote will be counted if you later decide not to participate in the Annual Meeting. The Annual Meeting will begin promptly at 9:00 a.m. (Eastern Time). Online check-in will begin at 8:45 a.m. (Eastern Time), and you should allow ample time for the online check-in procedures.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

If you wish to submit a question during the Annual Meeting, you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/AMOT2021, type your question into the “Ask a Question” field, and click “Submit.”

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, are not pertinent to meeting matters and therefore will not be answered. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at www.alliedmotion.com/investor-relations/. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 1-844-986-0822 (Toll Free). Technical support will be available starting at 8:30 a.m. (Eastern Time) on May 5, 2021 and will remain available until thirty minutes after the meeting has finished.

What am I voting on?

You will be voting on the following proposals:

•	Proposal 1: the election of seven Directors of the Company;

•	Proposal 2: an advisory vote on the compensation of our Named Executive Officers; and

•	Proposal 3: the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year.

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for shareholder proposals and nominations has passed. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to Richard S. Warzala and Richard D. Federico with respect to any other matters that might be brought before the Annual Meeting. Those persons intend to vote that proxy in accordance with their best judgment.

How many votes are required to act on the proposals?

The holder of each outstanding share of Common Stock is entitled to one vote for each share of Common Stock on each matter submitted to a vote at a meeting of shareholders.

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Pursuant to our Amended and Restated Articles of Incorporation and Bylaws, directors will be elected by the affirmative vote of the majority of the votes cast with respect to such director’s election.

Approval of Proposals 2 and 3 requires an affirmative vote by a majority of the votes cast on each proposal.

How are votes counted?

For purposes of each proposal, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Can I change my vote after I have voted?

You can revoke your proxy and change your vote at any time prior to the voting thereof at the Annual Meeting, subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable. You can revoke your vote:

•	By voting again by Internet or by telephone (only your last Internet or telephone proxy submitted prior to the meeting will be counted);

•	By filing with the Secretary of the Company a written revocation or signing and submitting another proxy with a later date, or

•	By virtually attending the Annual Meeting, withdrawing the proxy and voting during the Annual Meeting.

Your virtual attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again. If your shares are held in street name, we also recommend that you contact your broker, bank or other nominee for instructions on how to change or revoke your vote.

Will anyone contact me regarding this vote?

Solicitation of proxies for use at the Annual Meeting may be made in person or by mail, telephone or telegram, by directors, officers and regular employees of the Company. Such persons will receive no special compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such entities, and we will, upon the request of such record holders, reimburse reasonable forwarding expenses.

Who has paid for this proxy solicitation?

The Company has paid the entire expense of this proxy statement and any additional materials furnished to shareholders.

How can I obtain a copy of this year’s Annual Report on Form 10-K?

A copy of the Company’s 2020 Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2020, accompanies this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material. A copy of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) may be obtained free of charge by writing to Allied Motion Technologies Inc., 495 Commerce Drive, Suite 3, Amherst, New York 14228, Attention: Secretary or by accessing the “Investors/SEC Filings” section of the Company’s website at www.alliedmotion.com. In addition, the Proxy Statement and Annual Report are available on the internet at https://materials.proxyvote.com/019330.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and vote ALL proxy cards to ensure that all your shares are voted.

When was this proxy statement mailed?

This proxy statement, the enclosed proxy card and the Annual Report were mailed to shareholders beginning on or about April 7, 2021.

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Can I find additional information on the Company’s website?

Yes. Our website is located at www.alliedmotion.com. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our code of ethics, corporate governance principles, charters of board committees and reports that we file with the SEC. A copy of our code of ethics and business conduct policy, corporate governance principles and each of the charters of our board committees may be obtained free of charge by writing to Allied Motion Technologies Inc., 495 Commerce Drive, Suite 3, Amherst, New York 14228, Attention: Secretary.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Qualifications and Biographical Information

The biography of each director nominee below contains information regarding that person’s principal occupation, positions held with the Company, service as a director, business experience, other director positions currently held or held at any time during the past five years, involvement in certain legal or administrative proceeding, if applicable, and the experiences, qualifications, attributes or skills that caused our Governance and Nominating Committee to conclude that the person should serve as a member of our Board of Directors.

Robert B. Engel Age: 67 Director Since: 2019

Mr. Engel serves as Chief Executive Officer and Managing Director of BLT Advisory Services, LLC, a boutique advisory firm he formed in 2017 which provides guidance for business transformation, mergers and acquisitions, brand building and governance, as well as leadership development. Prior to BLT Advisory Services, Mr. Engel was in the banking industry for more than 30 years, including 17 years at CoBank, ACB in Denver, Colorado, serving first as President and Chief Operating Officer and subsequently being named President and Chief Executive Officer, responsible for leading the bank’s domestic and global businesses. Prior to this, Mr. Engel was with HSBC Bank USA in Buffalo, New York for 14 years, where he served in positions of increasing responsibility, ultimately becoming the Chief Banking Officer. Prior to moving to the banking industry, Mr. Engel began his public accounting career with Deloitte & Touche, and then KPMG, rising to the position of Senior Audit Manager. Mr. Engel is currently an Independent Director at Alaska Power & Telephone, where he serves on the Audit Committee and as Chairman of the Compensation Committee, and Heartland Financial USA, Inc. where he serves on the Risk, Nominating and Governance, and Compensation Committees. He is Chairman of the Board of Trustees at Regis University in Denver, Colorado. Mr. Engel is a recipient of the Ellis Island Medal of Honor. His experience in board and executive leadership, strategic planning, risk management, international operations, mergers and acquisitions, and corporate governance matters gives him strong insight into the issues facing our company’s businesses and markets.

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Richard D. Federico Age: 66 Director Since: 2012

Mr. Federico has over forty years of operational, strategy and investment experience and has served as Lead Director for the past four years. Since March 2016 Mr. Federico has been the Chairman and CEO of MicroSonic Solutions LLC, a science and technology company. In addition, from November 2012 he has been the Founder and Chairman at Cetan Partners, an investment and advisory firm. From June 2014 to April 2016 he was a Partner and later a Senior Advisor at TZP Group, a leading mid-market private equity firm, where he led the growth advisory practice. He spent the prior ten years as a Senior Advisor and Managing Director in private equity with Sterling Partners, where he served as an investment partner and additionally worked with a number of Sterling portfolio investments to build, capture and maximize best-in-class practices across the firm and instituted effective governance at the portfolio level. His background also includes senior management positions with companies including Thermo Fisher, The Millard Fillmore Health System, The Science Kit Group and KPMG. He currently is and has been involved with numerous private and non-profit boards. His risk management, operational, financial, technology, cyber security and investment experience, knowledge of capital markets and experience on other public and private company boards prepare him to give the Board his views on strategic, operational, financial and advanced technology related matters.

Steven C. Finch Age: 63 Nominated: March 2021

Mr. Finch is a new director nominee standing for election for the first time. He is the former Plant Manager of the General Motors (“GM”) Tonawanda Engine Plant, one of Western New York’s largest manufacturers with approximately 1,600 employees. Mr. Finch began his 41-year career with GM in 1976 and he held several assignments with increasing responsibility at various GM facilities outside Buffalo before becoming Tonawanda Engine Plant Manager in 2007. Following his 2017 retirement from GM, Mr. Finch joined the Automobile Association of America Western and Central New York as Senior Vice President of Automotive Services. He is currently an independent director at National Fuel Gas Company, where he serves on the Audit Committee and Nominating/Corporate Governance Committee. Through his extensive career, Mr. Finch developed expansive and diverse experience in manufacturing and customer relations, as well as in capital and labor management. His experience in senior level oversight during periods of significant industry challenge and disruption provides an important perspective on organizational transformation and the management of regulatory and economic change.

James J. Tanous Age: 73 Director Since: 2014	Mr. Tanous is currently the Executive Director of the Prentice Family Foundation, a not-for-profit foundation whose primary mission is to promote the economic development of the Western New York area, a position he has held since January 1, 2014. From April 2007 through June 2013 he served as Executive Vice President, Secretary and General Counsel of Erie Indemnity Company, a publicly traded Fortune 500 company that manages the property and casualty and life insurance companies that comprise the Erie Insurance Group. Prior to joining Erie Indemnity Company, Mr. Tanous was a Partner and Chairman of Jaeckle Fleischmann & Mugel, LLP, a law firm headquartered in Buffalo, New York where he represented numerous public and private companies for over 30 years. His decades of experience as a counselor to public and private companies and broad based legal expertise are important to the Board of Directors.

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Nicole R. Tzetzo Age: 47 Nominated: March 2021

Ms. Tzetzo is a new director nominee standing for election for the first time. She currently serves as Chief Operating Officer of Tzetzo Companies LLC, a residential and commercial real estate company. From 2016 to 2018 she served as Vice President of Finance and Administration at the Ralph C. Wilson, Jr. Foundation where she was responsible for all of the Foundation’s legal and financial operations. She was a Partner at Hodgson Russ, LLP (2019 to March 2021) and Jaeckle Fleischmann & Mugel, LLP (2006 to 2016), where she represented numerous for-profit and not-for-profit clients on general tax and business matters. She currently is and has been involved with numerous private and non-profit boards. Ms. Tzetzo has served in management and leadership roles throughout her legal career. Her significant business and legal experience make her highly qualified to serve as a director.

Richard S. Warzala Age: 67 Director Since: 2006

Mr. Warzala has a strong management and technical background in the motion control industry and has served as Chairman of the Board since February 2014. Mr. Warzala joined Allied Motion as President and Chief Operating Officer in May 2002 and was appointed President and Chief Executive Officer in May 2009. Prior to joining Allied Motion, Mr. Warzala was President of the Motion Components Group of Danaher Corporation and held various positions at American Precision Industries Inc., including Corporate Vice President and President of its API Motion Division. Pursuant to his employment agreement, as long as Mr. Warzala is Chief Executive Officer and is willing to serve, the Board of Directors will nominate him for election to the Board. His leadership experience and Company and industry knowledge, with 32 years of motion experience, provide valuable insight to the Board of Directors in formulating and executing the Company’s strategy. Mr. Warzala has also served on the Board of Directors of Astronova, Inc. since December 2017 where he serves as the Lead Director and Chair of the Compensation Committee.

Michael R. Winter Age: 67 Director Since: 2014

Mr. Winter is a former partner in the Buffalo, New York office of PricewaterhouseCoopers LLP (“PwC”), serving in that role from 1987 until his retirement in June 2014. During his tenure, Mr. Winter was responsible for leading the delivery of assurance services to public entities with experience serving many sectors including Consumer and Industrial Products Manufacturing, Energy and Healthcare. Since 2010 he was also a member of the PwC National Office based in New Jersey, which serves as support for all PwC U.S. practice offices. Mr. Winter served on the Board of Directors of Gas Natural, Inc. (EGAS) from October 2014 through its sale in August 2017. His accounting and business expertise, including an in-depth understanding of the preparation and analysis of financial statements, makes him highly qualified to serve as a director.

Independent Directors

Under the corporate governance standards of the Nasdaq Global Market, at least a majority of our Directors, and, except in limited circumstances, all of the members of our Audit Committee, Compensation Committee and Governance and Nominating Committee, must meet the test of “independence” as defined by Nasdaq. The Nasdaq standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board of Directors must affirmatively determine that a director has no material relationship with the Company. The Board of Directors has determined that each director nominee, other than Mr. Warzala, satisfies the bright-line criteria and that no other director or nominee has a relationship with the Company that would interfere with such person’s ability to exercise independent judgment as a member of our Board.

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Board Leadership Structure

Richard S. Warzala serves as the Company’s Chairman of the Board and also serves as President and Chief Executive Officer of the Company. The Company believes that having Mr. Warzala serve as both an executive officer and as Chairman demonstrates to the Company’s employees and other stakeholders that the Board of Directors is under strong leadership, with a single person setting the tone and having primary responsibility for leading the Board of Directors. The Company believes this unity of leadership eliminates the potential for confusion or duplication of efforts, and provides clear leadership for the Company. In addition, the Board of Directors recognizes that, given Mr. Warzala’s familiarity with the Company and his long-standing experience with the Company, it is valuable to have him lead board discussions.

To provide for additional independent leadership expertise and oversight, the Board of Directors has designated Richard D. Federico, as Lead Director. The Lead Director is an independent director chosen by the Board. Under our Corporate Governance Principles, the Lead Director’s responsibilities include: providing leadership to ensure that the Board functions independently of management and the non-independent directors, presiding at meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors; serving as liaison between the Chairman and the independent directors with respect to Board agenda items, the information provided to the independent directors, the resources available to Board members and similar matters; convening meetings of the independent directors; and consulting with the Chairman on matters relating to Board of Director performance and corporate governance.

Another component of our leadership structure is the active role played by our independent directors in overseeing the Company’s business, both at Board and Committee levels. Six of the seven director nominees are considered independent under the corporate governance standards of the Nasdaq Global Market. All of our Directors are encouraged to suggest the inclusion of items on the agenda for meetings of our Board of Directors or raise subjects that are not on the agenda for that meeting. In addition, our Board of Directors and each committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. Our Board of Directors also holds regularly scheduled executive sessions of only independent Directors, led by the Lead Director, in order to promote discussion among the independent directors and assure independent oversight of management. Moreover, our Audit Committee, Compensation Committee and Governance and Nominating Committee, all of which are comprised entirely of independent Directors, also perform oversight functions independent of management.

The Company believes its leadership structure is the most effective leadership structure for the Board of Directors at this time. However, the Board of Directors recognizes that no single leadership model is appropriate for a board at all times. Accordingly, the Board of Directors may in the future consider a different leadership structure, including a structure providing for a Chairman of the Board who is not an executive officer of the Company.

Shareholder Communication with the Board

We provide an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so in writing to Allied Motion Technologies Inc., 495 Commerce Drive, Suite 3, Amherst, New York 14228. Correspondence directed to an individual board member will be referred to that member. Correspondence not directed to a particular board member will be referred to the Lead Director.

Committees and Meeting Data

The Board of Directors has a standing Audit Committee, Compensation Committee and Governance and Nominating Committee. Each member of each of these committees is “independent” as that term is defined in the Nasdaq listing standards. The Board has adopted a written charter for each of these committees, which is available on our web site at www.alliedmotion.com.

The Audit Committee of our Board of Directors oversees the Company’s financial reporting on behalf of the Board and is responsible for the appointment, replacement, compensation and oversight of the work of the Company’s independent auditors. The Audit Committee also reviews the Company’s annual and quarterly reports filed with the SEC. The Audit Committee held eight meetings during 2020 and consisted of Messrs. Winter (Chair), Engel and Tanous and Ms. Duch. Each member of the Audit Committee meets the current independence and experience requirements of Nasdaq and the SEC. Messrs. Winter and Engel have each been designated as an “Audit Committee financial expert” in accordance with the SEC rules and regulations and qualifies as a financially sophisticated audit committee member under the Nasdaq listing standards. See “Report of the Audit Committee” below.

The Compensation Committee of our Board of Directors has the principal responsibility to oversee the compensation of the Company’s management employees including its executive officers, and to make recommendations to the Board concerning the compensation of the Board of Directors. The Compensation Committee also reviews and approves, or recommends to the Board for their approval, all awards granted under the Company’s stock incentive plan and performs other functions regarding compensation as the Board may delegate. In 2020, under the direction of the Compensation Committee, the Company retained The Burke Group, an independent compensation consultant, to report on peer compensation plans and provide guidance and feedback on compensation plan alternatives being considered by the Company and the Compensation Committee. The Compensation Committee met eight times during 2020 and consisted of Messrs. Federico (Chair) Engel and Laber and Ms. Duch.

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The Governance and Nominating Committee of our Board of Directors (i) monitors and oversees matters of corporate governance, including the evaluation of Board performance and processes and the “independence” of directors, and (ii) selects, evaluates and recommends to the Board qualified candidates for election or appointment to the Board and each Committee of the Board. The committee met six times during 2020 and consisted of Messrs. Tanous (Chair), Federico and Winter.

Risk Oversight

The Board of Directors believes that the control and management of risk are primarily responsibilities of senior management of the Company. As a general matter, the entire Board of Directors is responsible for oversight of this senior management function. In certain instances, the Board of Directors has delegated oversight of specific risks to a Board Committee. The Audit Committee is responsible for the oversight of risks arising out of accounting, financial reporting and related activities. The Compensation Committee annually reviews the Company’s compensation arrangements to confirm that compensation plans, especially incentive pay arrangements, do not encourage or create opportunities for unnecessary risk-taking. The Corporate Governance and Nominating Committee is tasked with the oversight of the Company’s strategies, activities, and policies regarding sustainability and other environmental, social and governance related matters, and the Corporate Governance and Nominating Committee also assists the Board in its oversight of the Company’s process for management and communication of key risks facing the Company, as well as the guidelines, policies and processes for monitoring and mitigating such risks. Each Committee reports to the entire Board at every regular board meeting on its activities.

In connection with the oversight of risk management, the Board and its Committees regularly receive presentations from senior management of the Company with respect to various risks attendant to the Company’s business, the appropriate risk appetite, and risk mitigation strategies. The Board also is regularly updated on the Company’s strategy and strategic goals, which updates include management’s analysis of the key risks that management analyzed in connection with the planning and plan update processes. The Board and its Committees regularly communicate with or are provided with reports regarding risks from the Company’s independent accountants, compensation consultants, outside and internal counsel and other professional advisers. The specific risks on which the Board and the Committees are periodically briefed or receive reports which include but are not limited to:

•	Strategic risks;

•	Technological and obsolescence risks;

•	Regulatory risks;

•	Customer risks;

•	Cybersecurity and information technology risks; and

•	Emerging risks.

Environmental, Social and Governance (“ESG”) Matters.

The Company is committed to responsible and sustainable business practices that consider the best interests of our customers, employees, suppliers, communities, and other stakeholders. As a global company, our stakeholders and business locations are diverse. The Company fully understands the expectations associated with this diversity and policies are in place to provide the fundamental practices for our daily operation and other responsibilities of all the Company’s employees.

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The Company has a Social Responsibility Policy that is predicated upon creating value for our core constituencies through the development and application of “Motion Solutions That Change the Game”. This policy, along with other information regarding the Company’s Environmental, Health and Social responsibility disclosures is located on the Company’s website at www.alliedmotion.com/environmental-health-and-social-responsibility/. The Company creates value for its constituencies as follows:

•	For our shareholders, by increasing our core value in a lawful manner and our commitment to compliance that is socially and environmentally responsible and sustainable.

•	For our employees, by promoting their involvement, development, and participation at all levels, stimulating creativity, innovation, and teamwork, and demonstrating continual improvement for a safe and environmentally friendly workplace.

•	For our suppliers and business partners, by working pro-actively for the development of long-term partnerships based upon integrity and co-operation, striving for improved and environmentally responsible equipment, materials, and services.

•	For our surrounding communities, by reducing the environmental impact of our activities, products, and services through prevention of pollution, promotion of the safety and health of our employees and the public.

The following are examples of things that the Company does in the conduct of its business that further its Social Responsibility Policy:

Environmental - The Company is committed to minimizing the impact of its activities on the environment. The Company believes it meets or exceeds all governmental environmental regulations in all jurisdictions in which it operates. All the Company’s significant manufacturing facilities have ISO 14001 certifications. The Company continues to look for areas in which it can improve its processes and programs to further reduce its environmental impact.

Employee Health and Safety - The Company complies in all respects with the national and local laws of the jurisdictions in which we operate regarding workers safety and health. The Company strives to continuously improve employee health and safety through consistent measurement and reporting on progress and leading indicators. It has programs that emphasize that each employee in the organization is responsible for safety in the workplace. The Company provides a comprehensive safety program that focuses on a zero-incident mindset by providing ongoing training opportunities and review of safety activities and initiatives. This clearly visible effort encourages employee engagement and active management and leadership involvement.

Human Capital Management – The Company believes that our workforce is one of our greatest assets, and it has a proactive human capital management and talent development program. The Compensation Committee is responsible for oversight of the Company’s human capital management and talent development programs.

•	Attraction: The Company competes within each world-wide market for a finite number of skilled and talented workers. The Company strives to leverage our broad resources to deliver an outstanding career experience to our employees.

•	Engagement: The Company strives to provide engaging and meaningful career opportunities for its employees, so they can thrive and be satisfied in our technology and innovation-based culture.

•	Development: The Company strengthens its employees’ skills and experiences through diverse career development and learning opportunities, both internal and external.

•	Retention: The Company supports a workplace that provides an environment of trust, personal and professional development and work-life balance is vital to its successful retention of engaged, top-notch talent.

Diversity and Inclusion - The Company is committed to apply fair labor practices while respecting the national and local laws of the countries and communities where we have operations. The Company is committed to providing equal opportunity in all aspects of employment. The Company does not engage in or tolerate unlawful conduct, including discrimination, intimidation, or harassment. The Company strives to establish relationships with key organizations and associations that foster diversity and inclusion initiatives in the communities where it is located. The Company is committed to identify a talented and innovative workforce by building a diverse and inclusive pipeline of talent. The Compensation Committee is responsible for the oversight of the Company’s diversity and inclusion initiatives.

Ethical Business Practices - The Company is dedicated to conducting its business with integrity and responsibility. The Company promotes honest and ethical conduct, and the Board has adopted a Code of Business Conduct and Ethics Policy which applies to all employees, directors, and officers. The Company does not tolerate human rights abuses, human trafficking and or slavery, the use of child labor and will not engage or be complicit in any activity that solicits or encourages human rights abuse.

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The Company and the Board of Directors take seriously the Company’s commitment to ESG matters. In addition to the commitment of the senior leadership of the Company to such matters, the Company’s Corporate Governance and Nominating Committee provides oversight of ESG matters.

Nominating Procedures

The Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service, or if the Governance and Nominating Committee decides not to nominate a member for re-election, the Governance and Nominating Committee first considers the appropriateness of the size of the board. If the Governance and Nominating Committee determines the board seat should be retained and a vacancy exists, the Governance and Nominating Committee considers factors that it deems are in the best interests of the Company and its shareholders in identifying and evaluating a new nominee, including the composition and diversity of the Board.. Skills and characteristics that are considered include judgment, accountability, integrity, reputation, relevant experience, including leadership roles and experience working in a collaborative environment, technical skills, financial literacy, mature confidence and emotional maturity, high performance standards, availability, other board appointments and outside commitments, industry knowledge, networking/contacts, and degree of independence from management.

Our Corporate Governance Principles provide that directors may not be nominated to a new term if they will be age 75 or over at the expiration of his or her current term, unless the Board waives the mandatory retirement age for a specific director.

While we do not have a formal policy or guidelines regarding diversity of membership of our Board of Directors, our Corporate Governance Principles recognize the value of having a Board that encompasses a broad range of skills, expertise, contacts, industry knowledge and diversity of opinion. Our Board has not attempted to define “diversity,” or otherwise specifically require that the composition of our Board include individuals from any particular background or who possess specific attributes. Notwithstanding, the Board continues to be proactive in furthering the diversity of the Board. The Governance and Nominating Committee will continue to consider whether it would be appropriate to adopt a policy or specific guidelines regarding board diversity or define diversity as it relates to the composition of our Board of Directors.

The Board of Directors will consider nominees recommended by shareholders. Any such person will be evaluated in the same manner as any other potential nominee for director. Any suggestion for a nominee for director by a shareholder should be sent to the Company’s Secretary within the time periods set forth under “Shareholder Proposals for the 2022 Annual Meeting.”

Board Attendance at Meetings

The Board of Directors held six meetings in 2020. Our Independent Directors meet in executive session without management directors or management present. These sessions generally take place prior to or following regularly scheduled board meetings. The directors met in such sessions four times during 2020. Our Corporate Governance Principles provide that all directors are expected to regularly attend all meetings of the Board and the Board committees on which he serves. In 2020, each director attended 100% of the total number of meetings of the Board of Directors, except for Mr. Laber who was unable to attend one meeting, and substantially all (88%) of the total number of meetings held by committees of the Board of Directors on which he or she served. In addition, each director is expected to attend the Annual Meeting of Shareholders. In 2020, the Annual Meeting of Shareholders was attended by all of the directors then in office.

Compensation Committee Interlocks

As noted above, the Compensation Committee is comprised of four independent Directors: Messrs. Engel, Federico, Laber and Ms. Duch. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors, nor has such interlocking relationship existed in the past.

Ownership Guidelines for Directors and Officers

In order to enhance the alignment of the interests of the directors and management with shareholders, the Company has instituted ownership guidelines for directors and officers. Each director who has served for at least five years should own shares of Common Stock with a market value of a minimum of three times the annual cash and stock retainer fee payable to a director. Within five years of their election, officers of the Company are required to own shares of Common Stock having a market value equal to or greater than the following multiples of their base salary: (1) President and Chief Executive Officer: five times annual base salary; (2) Chief Financial Officer and Group Presidents: three times annual base salary; and (3) all other Section 16 officers: one times annual base salary.

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PROPOSALS TO BE VOTED ON

Proposal 1 – Election of Directors

Our Articles of Incorporation and Bylaws provide for a Board consisting of not less than three and not more than nine persons, as such number is determined by the Board of Directors, all of whom will be elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until the Director resigns or is otherwise removed.

Our Board of Directors currently has seven members: Linda P. Duch, Robert B. Engel, Richard D. Federico, Gerald J. (Bud) Laber, James J. Tanous, Richard S. Warzala and Michael R. Winter. Ms. Duch and Mr. Laber are not standing for re-election to the Board after each of their current term expires immediately prior to the Annual Meeting. Stephen C. Finch and Nicole R. Tzetzo are new director nominees nominated to fill the resulting vacancies and Messrs. Engel, Federico, Tanous, Warzala and Winter are incumbent directors standing for re-election. All seven positions on the Board are to be filled by vote of the shareholders at the Annual Meeting. The affirmative vote of a majority of the votes cast is required for the election of directors. Unless instructed otherwise, it is intended that the shares represented by proxy at the Annual Meeting will be voted in favor of the seven nominees named above, each of whom was nominated by the Board based on the recommendation of our Governance and Nominating Committee. All nominees have agreed to serve if elected.

If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Information regarding the director nominees can be found under “Corporate Governance and Board Matters – Director Qualifications and Biographical Information.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

Proposal 2 – Advisory Vote on Executive Compensation

Shareholders are being asked to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers, as disclosed in this proxy statement in accordance with SEC rules. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder, the opportunity to express your views on our Named Executive Officers’ compensation. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our Named Executive Officers described in this proxy statement.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of our shorter and longer-term financial and strategic goals and for driving corporate performance. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our shareholders.

You may vote for or against the following resolution, or you may abstain. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and procedures described in this Proxy Statement.

Our Board of Directors is asking shareholders to vote on the following resolution at the Meeting:

RESOLVED, that Allied Motion Technologies Inc.’s shareholders approve, on an advisory basis, the compensation paid to the Named Executive Officers, as disclosed under SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related material included in this Proxy Statement.

This vote on the Named Executive Officer compensation is advisory, and therefore will not be binding on the Company and will not affect any existing compensation or award programs. However, we value the opinions expressed by our shareholders and the Board of Directors and the Compensation Committee expect to consider the outcome of the vote, along with other relevant factors, when considering future compensation programs.

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THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE FOREGOING RESOLUTION. UNLESS OTHERWISE INSTRUCTED, PROXIES WILL BE VOTED “FOR” THE APPROVAL.

Proposal 3 – Advisory Vote on the Ratification of Independent Registered Public Accounting Firm

Deloitte & Touche LLP has served as the independent registered public accounting firm for the Company since August 2018. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The “Audit Committee Matters” section of this Proxy Statement contains additional information regarding the independent auditors, including a description of the Audit Committee’s Policy for Pre-Approval of Audit and Permitted Non-Audit Services and a summary of Auditor Fees and Services.

At the Annual Meeting, the shareholders will be asked to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. Pursuant to the Rules and Regulations of the Securities and Exchange Commission, the Audit Committee has the direct responsibility to appoint, retain, fix the compensation and oversee the work of the Company’s independent registered public accounting firm. Consequently, the Audit Committee will consider the results of the shareholder vote on ratification, but will exercise its judgment, consistent with its primary responsibility, on the appointment and retention of the Company’s independent auditors.

The affirmative vote of a majority of the votes cast on the proposal, assuming a quorum is present at the Meeting, is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accounting firm for 2021.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION. UNLESS OTHERWISE INSTRUCTED, PROXIES WILL BE VOTED “FOR” THE RATIFICATION.

EXECUTIVE OFFICERS

The following provides certain information regarding our executive officers. Each individual’s name and position with the Company is indicated. In addition, the principal occupation and business experience for the past five years is provided for each executive officer. There are no family relationships between any of our directors or executive officers.

Richard S. Warzala, age 67—Mr. Warzala has served as director of the Company since August 2006 and as Chairman of the Board since February 2014. Mr. Warzala joined Allied Motion as President and Chief Operating Officer in May 2002 and was appointed President and Chief Executive Officer in May 2009. Prior to joining Allied Motion, Mr. Warzala was President of the Motion Components Group of Danaher Corporation and held various positions at American Precision Industries Inc., including Corporate Vice President and President of its API Motion Division. Mr. Warzala currently serves as Lead Director and Chair of the Compensation Committee for AstroNova, Inc.

Michael R. Leach, age 52—Mr. Leach was named Vice President and Chief Financial Officer of the Company in August 2015 and was promoted to Senior Vice President in July 2020. Prior to joining Allied Motion, Mr. Leach served for six years as the Executive Vice President and Chief Financial Officer for Osmose Holdings, Inc. Previously, he was with Cytec Industries for eight years where he progressed to the position of North American Operations Controller for Cytec Specialty Chemicals and eight years with Belko Corporation, a division of Alco Industries, where he was the Vice President of Finance and Administration.

Robert P. Maida, age 56—Mr. Maida was named Senior Vice President & President of Allied Innovum Group in July 2020. Prior to that he served as Vice President of Operational Excellence of the Company, a position he held since August 2015. Mr. Maida served as Chief Financial Officer from December 2012 until August 2015. Prior to joining Allied Motion, he worked for over two years as the Director of Finance for Avox Systems, Inc., a subsidiary of Zodiac Aerospace. For the ten years prior to that, Mr. Maida held several positions with API Motion / Danaher Motion where he progressed to the position of Director of Finance for the Applied Products Group of Danaher Motion, a subsidiary of Danaher Corporation. Prior to that, he was the Vice President of Finance for Great Lakes Industries, Inc. and the Director of Finance of BRC, a division of Bryce Corporation.

Ashish R. Bendre, age 52—Mr. Bendre was named Vice President & President of Allied Orion Group in July 2020. He has led the Allied Motion TCI technology unit since its acquisition by the Company in 2018. Mr. Bendre joined TCI LLC, a privately owned manufacturer of power quality solutions as Vice President of Engineering in 2011. He was promoted to President & Chief Operating Officer in 2014 and President & Chief Executive Officer in 2015. Prior to Allied Motion/TCI, Mr. Bendre served as the Director of Technology for DRS Power & Control Technologies, a division of Leonardo DRS focused on naval power conversion. Before joining DRS Technologies in 2003, he worked in various technical roles of increasing responsibility for a decade at several electronic manufacturers in Wisconsin.

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Helmut D. Pirthauer, age 51—Mr. Pirthauer was named Vice President & President of Allied Dynamos Group in July 2020. He joined Allied Motion as Chief Executive Officer of the Heidrive Group after its acquisition by the Company in January 2016. Mr. Pirthauer progressed to the position of Chief Executive Officer of Heidrive GmbH in January 2013. Previously he held several positions in Heidrive GmbH including the position as Director of Sales and Technical Development since 2007 and Leader of the Sales Department since 2003. Prior to joining Heidrive GmbH, Mr. Pirthauer was the group leader of customer applications in the Heidolph GmbH & Co KG. Prior to that Mr. Pirthauer founded his own engineering consulting company IHP in August 1996 and served for the Heidolph GmbH & Co. KG since January 1997 as a consultant.

Geoffery C. Rondeau, age 49—Mr. Rondeau was named Vice President of Operational Excellence in July 2020. Prior to that he served as a General Manager of the Company’s North American Mechatronics Group, a position he held since September 2014. Prior to joining Allied Motion, he worked for over three years as the General Manager for Excelco Newbrook. For the fifteen years prior to that, Mr. Rondeau held several positions with API Motion/Danaher Motion where he progressed to the position of Director of Engineering for the Applied Products Group of Danaher Motion, a subsidiary of Danaher Corporation.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) reports on the Company’s performance in 2020, the executive compensation earned in light of that performance, and the performance metrics and other relevant factors the Compensation Committee used in making its compensation decisions with respect to our Chief Executive Officer and President, Chief Financial Officer, and the Presidents of Allied Innovum Group, Allied Dynamos Group and Allied Orion Group (collectively, the “Named Executive Officers”).

Compensation Philosophy and Objectives

The primary goals of the Company’s compensation philosophy for Named Executive Officers is as follows:

•	To provide total compensation opportunities for Named Executive Officers which are sufficient to attract and retain individuals whose talents and abilities allow the Company to accomplish its strategies within the Company’s risk parameters.

•	To align the interests of the Named Executive Officers with shareholders using incentive compensation directly related to corporate performance and through the use of stock-based incentives that result in increased Company stock ownership by management.

Our Compensation Committee seeks to develop a well-balanced compensation program that not only contains a competitive fixed pay element through annual base salary, but that is weighted more towards variable at-risk pay elements through the use of our annual cash incentive and short- and long-term equity-based compensation. We foster a culture where our Named Executive Officers may increase their compensation by performance that creates meaningful value for our shareholders. Each element of our compensation program is discussed in more detail below.

The Board maintains governance practices and oversight of our executive compensation philosophy. The following governance practices were in place during fiscal 2020, and these practices, among other elements of our compensation program, aid in mitigating risk associated with our compensation program.

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What We Do:	What We Don’t Do:
Pay for performance. As demonstrated in the Elements of Executive Compensation, a significant portion of executive pay is not guaranteed, but rather tied to key financial metrics that measure our performance and are disclosed to our shareholders.	No significant perquisites. The benefits our Named Executive Officers receive in the form of health insurance, life insurance, and Company matching contributions to the 401(k) Plan are the same benefits generally available to all our employees. The CEO also receives a supplemental life insurance benefit, a physical exam and use of a Company automobile. All other Named Executive Officers receive a physical exam and an automotive allowance.

Target the following market positions for Named Executive Officers:

Base Salary            -   At Market

Annual Incentive   -   At Market for the achievement of target

Equity Program     -   Slightly Above Market when performance is achieved

No hedging, pledging, or short sales transactions permitted. The Company’s Insider Trading Policy prohibits Company directors, officers and certain designated employees from (i) engaging in any hedging or monetization transactions involving Company securities or from purchasing or selling any put or call option contract or similar instrument with respect to Company securities and (ii) pledging Company securities as collateral for a loan or holding such shares in a margin account.
Mitigate undue risk in compensation programs. The executive compensation program includes features that reduce the possibility of the Named Executive Officers, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of long-term value. The Compensation Committee annually reviews our compensation arrangements, especially the incentive compensation arrangements, to confirm that such arrangements do not encourage undue risk taking.	No excessive Severance Benefits.
Balance of short-term and long-term incentives. Our incentive programs provide an appropriate balance of annual and long-term incentives.	No use of non-performance based pay other than base salary and limited perquisites.
Stock Ownership Guidelines. The Company has stock ownership guidelines for Named Executive Officers. The President and CEO must have ownership of at least five times base salary, and the CFO and Group Presidents at least three times base salary. Each subject individual must meet or exceed his or her requisite threshold immediately prior to any disposition of shares obtained through an equity grant, other than shares used to pay applicable withholding taxes.
Include recoupment and other forfeiture provisions in our annual incentive programs and equity-award provisions. Our annual incentive program and equity-based compensation agreements contain certain recoupment, non-compete, and other forfeiture provisions that will allow the Company to cancel all or any outstanding portion of equity awards and recover the payouts under the annual incentive program, gross value of any vested restricted shares, or profits from exercises of options.
Utilize an independent compensation consulting firm. The Compensation Committee benefits from its use of an independent compensation consulting firm, which provides minimal other services to the Company.

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Compensation Program and Design

We use a combination of compensation elements, including base salary, the annual incentive program and an equity program.  Each element and the related compensation decisions and results for fiscal 2020 are summarized below and detailed summaries follow in the CD&A.

Compensation Elements	Base Salary	Annual Incentive	ROE Incentive Plan	Equity Programs
				Time Based Awards	Performance Share Plan	Long Term Incentive Plan
Compensation Mix	Fixed	Variable	Variable	Fixed	Variable
Recipients	Named Executive Officers		CEO	All Named Executive Officers for time based awards, all U.S. based Named Executive Officers for Performance Share Plan and certain U.S. based Named Executive Officers for Long Term Incentive Plan.
When Granted	Review Annually	Annually
Form of Delivery	Cash			Equity
Type of Performance	Short Term			Long Term
Performance Period	Ongoing	1-Year		Stock vests over 3 years	Annual performance, stock vests over 3 years	Ongoing performance, stock vests over 3-5 years
Vesting	Immediate	1-Year		3-Years	3-Years	Organic Growth: 3-Years Acquisition Growth: 5-Years
How Payout is Determined	Compensation Committee Recommends to Board	Quantitative based on performance against goals		Formula Based (Percentage of Salary)	Annual Performance	Multi-Year Performance
Performance Metrics	Performance Assessment	EVA / Improvement in EBITDA	Return on Equity	NA	EBITDA	Sales Growth

At-Risk Compensation Mix.

The graphics below illustrate the mix of 2020 fixed pay (base salary) and at-risk pay incentives (cash incentive compensation and equity awards), presented at target, for our Chief Executive Officer and the average for our other Named Executive Officers. At-risk pay incentives constitute the majority of the total compensation package for our Named Executive Officers, consistent with a pay-for-performance compensation philosophy, as discussed above. We believe that linking a substantial portion of our Named Executive Officers’ total compensation to at-risk pay rewards the achievement of key short- and long-term performance goals and strongly aligns the interests of our executive officers, including our Named Executive Officers, with those of our shareholders. A larger portion of our Chief Executive Officer’s total compensation was linked to at-risk pay as compared to the other Named Executive Officers, in recognition of our Chief Executive Officer’s overall responsibility for our corporate performance.

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Role of the Compensation Committee

The Compensation Committee of the Board, which is comprised of independent directors, is charged with oversight of the Company’s philosophy, policies and practices regarding annual and incentive compensation plans, equity-based plans and other compensation plans.   The Compensation Committee operates under a written charter adopted by the Board, a copy of which is available on the Company’s website at www.alliedmotion.com/corporate-governance/.  The Compensation Committee ensures that the total compensation of the Company’s Named Executive Officers and other key management is fair, reasonable and competitive.  The Compensation Committee annually evaluates the performance of the Company’s Chief Executive Officer based upon a mix of the achievement of corporate goals and individual performance and makes decisions concerning compensation and benefits for Named Executive Officers and other key management. The Compensation Committee recommends annual base compensation and incentive compensation targets to the Board, and it also makes equity awards under the Company’s 2017 Omnibus Incentive Plan and reviews the attainment of annual goals for incentive compensation.

The Compensation Committee meets with Mr. Warzala, the Company’s Chief Executive Officer and President, to obtain his recommendations with respect to other Named Executive Officers and key management compensation programs and practices, base salaries, incentive plan targets and equity awards. The Compensation Committee considers but is not bound to accept such recommendations.  The Compensation Committee discusses Mr. Warzala’s compensation with him but makes decisions regarding his recommended compensation without him present.

The Compensation Committee has authorized Mr. Warzala to make salary adjustments for all employees other than Named Executive Officers and other key management.

Beginning in 2018, under the direction of the Compensation Committee, the Company retained the Burke Group, an independent compensation consultant, to prepare a study that provided input on trends in executive compensation and an outside perspective on the Company’s executive compensation philosophy, programs and practices, while assisting with the Compensation Committee’s peer group benchmarking analysis for 2019. The Compensation Committee met several times over the later part of 2018 and early 2019 to review executive compensation programs and levels, and continued to monitor those in 2020 with on-going assistance from the Burke Group. The changes which were made as the result of the study were as follows:

•	Annual incentive opportunities for each Named Executive Officer were increased slightly to reflect market alignment with the compensation philosophy;

•	The name of the Short-Term Incentive Plan was changed to Performance Share Plan in order to clarify it as a performance-based equity plan;

•	Also, the performance criteria under the Performance Share Plan were modified to be 100% based on EBITDA results. This approach when combined with Long-Term Incentive Plan (“LTIP”) will better align executive interests with shareholders; and

•	Finally, the Company implemented a clawback provision for equity and annual incentive plan compensation and a policy prohibiting pledging and hedging transactions by directors, Named Executive Officers and certain others.

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The Compensation Committee also grants equity-based awards.  However, the Compensation Committee has from time to time delegated to Mr. Warzala the authority to grant restricted stock awards to employees other than Named Executive Officers or key management in limited annual amounts.  Such awards made by Mr. Warzala are generally intended to be used for employee recruiting, employee retention and promotion purposes.

Role of the Compensation Consultant

As described above, during 2018 the Company engaged the Burke Group as its compensation consultant.  The compensation consultant reports directly to the Compensation Committee and carries out responsibilities as assigned by the Compensation Committee. The Compensation Committee has the sole authority to retain and terminate the compensation consultant and to approve the compensation consultant’s fees and all other terms of the engagement. The Compensation Committee exercised this authority to engage the Burke Group.

The Compensation Committee regularly reviews the independence of, and services provided by its outside consultants and has concluded that the Burke Group is independent in providing executive compensation consulting services. The Compensation Committee reviews its relationship with the Burke Group at least annually and in 2020 determined that the Burke Group’s work for the Compensation Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC and the Nasdaq Global Market. Burke Group does provide actuarial services on behalf of the Company for a defined benefit pension at Motor Products – Owosso. The total fees for these services were well below $120,000 and were taken into account by the Compensation Committee in making its independence determination.

Peer Group Analysis

In 2020, the Compensation Committee relied on a Peer Group Analysis prepared by the Burke Group to evaluate compensation levels for Named Executive Officers. The Peer Group recommended by the Burke Group and used by the Compensation Committee is based on similarly sized manufacturing companies. The Burke Group analyzed competitive total direct compensation at the Peer Companies, as disclosed in their proxy statements for prior years. The Compensation Committee periodically evaluates the appropriateness of the Peer Group (based on merger and acquisition activity, growth, business focus, etc.). The changes in the 2019 Peer Group companies are as follows: Sun Hydraulics Corporation changed its name to Helios Technologies, Inc. on June 13, 2019; Nanometrics Incorporated merged with Rudolph Technologies, Inc. on October 25, 2019 and the resulting combined company, Onto Innovation Inc., was added to the Peer Group; Sparton Corporation was removed from the Peer Group upon the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act in March 2019 and replaced with Preformed Line Products Co.; and the KEYW Holding Corporation was removed because of its acquisition in 2019. The members of the Peer Group for 2020 are as follows:

AeroVironment Inc. Astronics Corporation Enphase Energy, Inc. Helios Technologies Inc. LSI Industries, Inc. National Presto Industries, Inc. Onto Innovation Inc.	Preformed Line Products Co. Proto Labs, Inc. The Gorman-Rupp Co. Thermon Group Holdings, Inc. Twin Disc Incorporated Vicor Corporation

Elements of Compensation

The key elements and targets of executive compensation are:

•	Base Compensation

-	At market as defined as the 50th percentile

•	Annual Cash Incentive Compensation

-	At market as defined as the 50th percentile for the achievement of Target and above market once Target is achieved

•	Equity Incentive Compensation

-	Above market when performance is achieved

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Base Compensation.  Base compensation is comprised of the annual salary and is set at levels sufficient to attract and retain executives. In determining Mr. Warzala’s base compensation, the Compensation Committee considers market data, Mr. Warzala’s performance and the Company’s performance during the previous year as well as goals and objectives for the current year. In determining other base compensation levels, the Compensation Committee reviews and considers the evaluation and recommendation by Mr. Warzala of each Named Executive Officer’s and certain key manager’s performance during the prior year as well as responsibilities for the current year. During the review of base compensation, the Compensation Committee also considers the executive’s or manager’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the individual, his or her past performance and competitive compensation practices both internally and externally.

Annual Cash Incentive Plan.  The annual incentive plan is a pay-for-performance cash award plan generally available to all employees of the Company and aligns the interests of executives and employees with those of the Company’s shareholders.  The plan promotes a culture of high performance and ownership by employees in which employees are rewarded for improving profitability, achieving operating efficiencies, reducing costs and efficiently employing capital.  Awards under the plan are based on the actual Economic Value Added (EVA) achieved as compared against threshold and target EVA performance goals established for each year by the Board of Directors. EVA is net operating profit after taxes less a cost of capital charge. If the target EVA is achieved, then the target bonus is paid. If the actual EVA achieved falls between the threshold and the target EVA performance goals, the annual cash incentive plan award equals the target amount multiplied by the prorata percent of the EVA target achieved (0% to 100% of the target bonus amount). If the actual EVA achieved is greater than the target EVA performance goal, then the annual cash incentive plan award will be greater than 100% of the target amount with the total award being a prorata percent of the incremental EVA achieved above the target EVA.  For 2020, the target incentives as a percentage of base salary were as follows:

Chief Executive Officer	75%
Chief Financial Officer	50%
President, Allied Innovum Group	50%
President, Allied Dynamos Group	30%
President, Allied Orion Group	12.5%

As noted above, the Compensation Committee has designed the Company’s compensation program to provide appropriate compensation opportunities and incentives to the Named Executive Officers. The Compensation Committee reviews cash incentive compensation to ensure that the Company’s management team is appropriately compensated in a manner that measures the Company’s performance and results. In 2020, the Compensation Committee recognized the management team’s extraordinary efforts to reallocate resources to meet customer needs, contribute to the nationwide effort to deal with COVID-19, benefit from market opportunities, and minimize the impact of supply chain disruptions during challenging times and business conditions resulting from COVID-19. Based on these and other salient factors that the Compensation Committee considered, the Compensation Committee believes that the cash incentive compensation paid to the Named Executive Officers as set forth in the Summary Compensation Table is appropriate and follows a sound formulaic basis consistent with the goals under which the Plan was established.

In making a determination that the cash incentive compensation paid to the Company’s Named Executive Officers was appropriate, the Compensation Committee considered, among other things, the following key 2020 financial metrics for the Company compared to 2019.

	2020	2019
Net Income	$13,643,000	$17,022,000
Earnings per share	$1.44	$1.81
EBITDA	$38,477,000	$43,832,000

The actions taken by the Compensation Committee resulted in the following percentage decrease in total cash compensation from 2019 to 2020 for the persons who were Named Executive Officers in both years:

Richard S. Warzala	50%
Michael R. Leach	20%
Robert P. Maida	21%

Although the Compensation Committee believes the decreases in total cash compensation are appropriate when considering the financial metrics discussed above, the Committee was very pleased with the actions taken by our Named Executive Officers to deal with the myriad of issues impacting our business, employees, customers, suppliers, and communities surrounding COVID-19.

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ROE Incentive Plan.  Previously, Mr. Warzala had received a payment to the Deferred Compensation Plan based upon the Company’s return on equity. In 2019, the Compensation Committee decided to change the benefit for Mr. Warzala from a Deferred Compensation payment to currently paid incentive compensation (the “ROE Incentive”). For 2020, the performance target for the ROE Incentive was set at a 12% return on equity (with the equity used for such determination being shareholders’ equity at the beginning of the year adjusted for the weighted average share activity of any Company stock during the year) (the “ROE Incentive Performance Target”), and once the ROE Incentive Performance Target is achieved, an amount equal to 12.5% of the excess over the ROE Incentive Performance Target will be paid to Mr. Warzala as incentive compensation, with a cap of an amount equal to Mr. Warzala’s base compensation for 2020. The Company did not achieve ROE Incentive Performance Target in 2020 and thus no incentive compensation was paid to Mr. Warzala with respect to the ROE Incentive Plan.

Equity Incentive Compensation.  The equity incentive compensation program is comprised of restricted stock awards that are (i) time-based and vest, assuming continued employment, over a three-year period from the date of grant, (ii) earned upon achievement of certain annually determined performance criteria (PSP) and (iii) earned upon achievement of longer-term performance goals.

(i)            Time-Based Awards. The annual time-based restricted stock awards for the Named Executive Officers are equal to a percentage of the officer’s then annual salary divided by the fair market value (closing Company stock price) on the grant date. In March 2020, the Compensation Committee granted Mr. Warzala 9,053 shares of time-based restricted stock (50% of annual salary), Mr. Leach 2,445 shares (22.5% of annual salary), Mr. Maida 2,232 shares (22.5% of annual salary), Mr. Bendre 397 shares (3.3% of salary) and Mr. Pirthauer 1,781 shares (20% of salary). The time-based awards will vest 1/3 on each on April 1st of 2021, 2022 and 2023. In August 2020, the Compensation Committee granted Messrs. Leach, Maida. Bendre and Pirthauer 2,000 shares of time-based restricted stock upon each of their promotions effective at that time.

(ii)           The Performance Share Plan (PSP). The Performance Share Plan is a pay-for-performance incentive program under which restricted stock is awarded annually and is earned upon the achievement of certain annually determined performance criteria. The Compensation Committee uses adjusted EBITDA as the performance criteria under the program. The EBITDA target is equal to the weighted average of the EBITDA of the Company, adjusted to account for business development costs relating to acquisitions, for the immediately preceding three-year period. The EBITDA threshold is 95% of target and the high performance measure is 105% of target. If the high performance measure is achieved or exceeded, then all of the PSP shares will be earned. If the Company’s actual results are less than the high performance measure but greater than the threshold, then the PSP shares will be earned on a prorata basis. If the Company’s actual results are less than the threshold, then no PSP shares will be earned.  Any unearned PSP shares will be forfeited and returned to the Omnibus Incentive Plan and will be available for future awards. The PSP shares will vest over a three-year period.  The Board of Directors can change the terms of the PSP at any time taking into consideration the relationship of the incentive pay earned to the increase in profitability achieved for any period.

The annual PSP awards for the Chief Executive Officer, Chief Financial Officer, President, Allied Innovum Group and President, Allied Orion Group are equal to a percentage of the officer’s then annual salary divided by the fair market value (closing Company stock price) on the grant date. In March 2020, the Compensation Committee approved the award of 9,053 shares for Mr. Warzala (50% of annual salary), 2,445 shares for Mr. Leach (22.5% of annual salary), 2,232 shares for Mr. Maida (22.5% of annual salary) and 794 shares for Mr. Bendre (6.7% of annual salary).  Mr. Pirthauer did not participate in the PSP in 2020. The PSP awards are each in the form of restricted stock. All shares granted under the PSP to Named Executive Officers for 2020 were earned, except for Mr. Bendre, who earned 38% of his PSP shares.

(iii)          LTIP.  The LTIP is a multi-year pay-for-performance incentive program under which the Chief Executive Officer, Chief Financial Officer and President, Allied Innovum Group will earn restricted stock awards based upon the achievement of an increase in sales during various annual or five-year performance periods. The LTIP was first implemented in 2013 and has been revised and extended as performance goals were achieved. The LTIP currently extends through December 31, 2022 and the sales target to be achieved to earn all restricted share awards available is $500 million (the “LTIP Sales Target”).  The LTIP Sales Target can be achieved in two ways—organic sales growth and acquired sales (defined as the actual sales achieved by any company or business unit acquired by Allied Motion for the trailing twelve months immediately preceding the closing date of such acquisition).

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Under the current terms of the LTIP, for each $30 million increase in sales up to the LTIP Sales Target, each executive earns restricted stock awards equal to a percentage of his annual salary at the beginning of the performance period as follows: 100% for Mr. Warzala, 25% for Mr. Leach and 25% for Mr. Maida.  The LTIP performance criteria for organic sales growth is measured after the end of each year of the performance period and the number of shares that can be earned with respect to a performance period is calculated based on the Company stock price (average of bid and ask) as measured at the beginning of the applicable performance period.  The restricted stock awards that are earned based on actual organic sales growth vest over a three-year period. The measurement of performance criteria for acquired sales is done as of the closing date for an acquisition during a performance period and the number of shares of restricted stock earned will be calculated based on the Company stock price (average of bid and ask) as measured at the beginning of the applicable performance period. Restricted stock award shares that are earned under the LTIP that are based on acquired sales will vest annually (1/5 each year) over the following five years. When calculating the increase in sales, the Company will make appropriate adjustments to account for any acquired sales for which an LTIP award has previously been made. If the recipient’s employment with the Company is terminated due to cause or voluntary resignation, any unvested LTIP shares will be forfeited.

For 2020, shares were earned under the acquired sales criteria of the LTIP as a result of the Dynamic Controls acquisition.  As of December 31, 2020, approximately $400.5 million of the cumulative LTIP Sales Target has been achieved.  The following table shows the status of the LTIP awards and remaining award potential as of the end of the 2020 performance period:

	Number of LTIP Shares			Remaining
Name and Principal Position	Awarded	Earned	Forfeited	Maximum Number of LTIP Shares That Can Be Earned with Respect to Open Performance Periods
Richard S. Warzala President and Chief Executive Officer	410,110	390,111	4,259	79,190
Michael R. Leach Senior Vice President and Chief Financial Officer	17,151	14,412	--	10,891
Robert P. Maida President, Allied Innovum Group	43,876	41,803	1,853	8,516

Perquisites and Other Benefits

The Company provides Named Executive Officers with perquisites and other benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program.  The Compensation Committee periodically reviews the levels of perquisites and other benefits provided to executive officers.  Mr. Warzala is provided with exclusive use of a company automobile, an annual physical and $500,000 of life insurance plus a $24,500 annual payment to be used to purchase additional life insurance for which he may designate the beneficiaries.

The Company generally provides employees with medical, life and disability insurance benefits.  All employees in the United States are eligible to participate in the Company’s 401(k) Plan to which employees are able to contribute the lesser of up to 60% of their annual salary or the limit prescribed by the Internal Revenue Service.  The Company generally matches 100% of the first 3% plus 50% of the next 2% of eligible compensation that is contributed to the Plan.  All employee deferral contributions are fully vested upon contribution.  Company matching contributions are fully vested after completion of one year of service with the Company.  All employees in the United States who are not part of collective bargaining agreements are also participants in the Employee Stock Ownership Plan. Contributions to the Plan are based on a percentage of the Company’s income, as determined and defined by the board of directors, and are made in newly issued shares of the Company’s common stock.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code imposes limitations on the deductibility for corporate federal income tax purposes of remuneration in excess of $1 million paid to the chief executive officer, chief financial officer and each of the three next most highly compensated executive officers of a public company. Prior to the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, compensation that satisfied conditions set forth under Section 162(m) to qualify as “performance-based compensation” was not subject to the limitation, and the limitation did not apply to compensation paid to the Chief Financial Officer. The Tax Cuts and Jobs Act eliminated the performance-based compensation exception beginning January 1, 2018. A transition rule applies to performance-based remuneration provided pursuant to a written binding contract that was in effect on November 2, 2017 provided that such contract is not materially modified after that date.

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The Company monitors the application of Section 162(m) and the associated Treasury regulations on an ongoing basis and the advisability of qualifying executive compensation for deductibility. Notwithstanding the repeal of the exemption for “performance-based compensation,” the Compensation Committee intends to maintain its commitment to structuring the Company’s executive compensation programs in a manner designed to align pay with performance.

Potential Recoupment of Compensation Due to Misconduct

In February 2019, the Company’s Board adopted a Clawback Policy. All equity and non-equity incentive plan compensation granted by the Company in 2019 and thereafter is subject to this Clawback Policy. The policy provides that if an accounting restatement is required due to the Company’s material non-compliance with any accounting requirements, then all of the Company’s executive officers, regardless of whether they were at fault or not in the circumstances leading to the restatement, will be subject to forfeiting any excess in the incentive compensation they earned over the prior three years over what they would have earned if there had not been a material non-compliance in the financial statements.

Hedging and Pledging Policy.

The Company’s Insider Trading Policy prohibits Company directors, officers and certain designated employees from (i) engaging in any hedging or monetization transactions involving Company securities or from purchasing or selling any put or call option contract or similar instrument with respect to Company securities and (ii) pledging Company securities as collateral for a loan or holding such shares in a margin account.

Consideration of Most Recent Say on Pay Vote

At the annual meeting of shareholders on May 6, 2020, 97.6% of the shares voted were voted in support of the compensation of our Named Executive Officers, as discussed and disclosed in the 2020 proxy statement. Irrespective of the strong support, the Compensation Committee continues to review the Company’s compensation strategy to ensure that it provides appropriate compensation to the Company’s Named Executive Officers and to further align the interests of management and shareholders.

Compensation Changes for 2021

The Compensation Committee recently approved certain revisions to the Company’s compensation program for 2021.

ROE Incentive Plan. The Committee eliminated the ROE Incentive Plan for 2021. The Compensation Committee made the change to align the metrics used to determine incentive compensation for the Company’s Named Executive Officers and increased Mr. Warzala’s target incentives under other incentive compensation plans.

Adjustment of CEO Target Incentives. In connection with the elimination of the ROE Incentive Plan, the Committee revised Mr. Warzala’s target incentives (as a percentage of base salary) under the Company’s Annual Cash Incentive; Performance Share Plan; Time-Based Awards for 2021 as follows:

Element of Compensation	2020 Target as Percentage of Base Salary	2021 Target as Percentage of Base Salary
ROE Incentive Plan	100%	0%
Annual Cash Incentive	75%	125%
Performance Share Plan	50%	62.5%
Time-Based Awards	50%	62.5%

LTIP Sales Target. To take account of adverse impacts on the Company’s growth in 2020 resulting from the global COVID-19 pandemic, the LTIP Sales Target was reduced from $500 million to $450 million. Other than the revision to the LTIP Sales Target, the terms and conditions of the LTIP were unchanged and remain in full force and effect.

Director Compensation in 2020

Under the Company’s director compensation program, each non-employee director receives an annual cash retainer of $51,000, paid quarterly. The chairperson of the Audit Committee receives an additional $15,000 annual cash retainer and other members of the Audit Committee receive an additional annual cash retainer in the amount of $8,000. The chairperson of the Compensation Committee and the Corporate Governance and Nominating Committee each receive an additional $12,000 annual cash retainer and other members of those committees will receive an additional annual cash retainer in the amount of $6,000. The Lead Director receives an additional $10,300 annual cash retainer. All cash retainers are payable ratably on a quarterly basis. Additionally, each non-employee director is reimbursed for his or her expenses in connection with attendance at each meeting.

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Non-employee directors also receive an annual award of restricted stock under the 2017 Omnibus Incentive Plan. The annual award consists of shares of the Company’s common stock with a value of $55,000 as of the date of grant. The Lead Director receives an additional award of restricted stock with a value of $20,600 as of the date of grant. Directors who are appointed to the Board outside of the annual meeting of shareholders receive a pro rata amount of the annual award. These restricted shares will vest over a twelve-month period upon the performance of future service as a director, subject to certain exceptions.

The following table shows the compensation paid by the Company to each non-employee director for 2020.

Current Directors	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Linda P. Duch	$65,000	$56,837	$121,837
Robert B. Engel	$65,000	$56,837	$121,837
Richard D. Federico	$79,300	$78,129	$157,429
Gerald J. (Bud) Laber	$61,000	$56,837	$117,837
James J. Tanous	$71,000	$56,837	$127,837
Michael R. Winter	$72,000	$56,837	$128,837
Former Director
Richard D. Smith (2)	$25,500	--	$25,500

(1)	Represents the total grant date fair value of stock awards on the date of the award as reported on the Nasdaq Global Market on the date of grant.

(2)	Mr. Smith did not stand for re-election at the Company’s annual meeting of shareholders held on May 6, 2020, and therefore ceased to be a director of the Company as of that date.

The aggregate number of unvested stock awards outstanding for each non-employee director as of December 31, 2020 is shown below:

Name	Unvested Stock Awards (#)
Linda P. Duch	500
Robert B. Engel	500
Richard D. Federico	688
Gerald J. (Bud) Laber	500
James J. Tanous	500
Michael R. Winter	500

Employment Agreements and Related Arrangements

We are a party to the following employment agreements with our Named Executive Officers:

•	Richard S. Warzala. Pursuant to an employment agreement whereby Richard S. Warzala serves as President and Chief Executive Officer, Mr. Warzala is entitled to an annual base salary of not less than $586,500 effective March 1, 2021.

•	Michael R. Leach. Pursuant to an employment agreement whereby Michael R. Leach serves as Senior Vice President and Chief Financial Officer, Mr. Leach is entitled to an annual base salary of not less than $351,900 effective March 1, 2021.

•	Robert P. Maida. Pursuant to an employment agreement whereby Robert P. Maida serves as Senior Vice President and President of Allied Innovum Group, Mr. Maida is entitled to an annual base salary of not less than $321,300 effective March 1, 2021.

•	Ashish R Bendre. Pursuant to an employment agreement whereby Ashish R. Bendre serves as Vice President and President of Allied Orion Group, Mr. Bendre is entitled to an annual base salary of not less than $378,000 effective March 1, 2021.

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•	Helmut D. Pirthauer. Pursuant to an employment agreement whereby Helmut D. Pirthauer serves as Vice President and President of Allied Dynamos Group, Mr. Pirthauer is entitled to an annual base salary of not less than €280,000 effective March 1, 2021.

Unless terminated earlier in accordance with its terms, Mr. Warzala’s employment agreement will remain effective until January 2, 2023. Pursuant to the employment agreements with each of Messrs. Leach, Maida and Bendre, each executive serves for a term ending on December 31, 2021, which is automatically extended for additional one-year periods unless either party gives notice of nonrenewal 180 days in advance of the annual renewal date. Pursuant to Mr. Pirthauer’s employment agreement, either party may terminate the agreement as follows: (i) if notice is given between January 1 and June 30, the agreement will terminate at the end of the year and (ii) if notice is given between July 1 and December 31, the agreement will terminate at the end of the sixth full month after notice is given.

Each of our Named Executive Officers is eligible to receive annual incentive bonuses as our Compensation Committee may determine based upon our results of operations and other relevant factors. For 2020, Mr. Warzala was also eligible to receive a performance award under the Company’s ROE Incentive Plan. Our Named Executive Officers also generally entitled to participate in our employee benefit plans. Under the employment agreements, each of our Named Executive Officers is entitled to receive fringe benefits in line with our present practice relating to the officer’s position, including the use of a Company automobile or a monthly automobile allowance.

The Company utilizes stock based awards for short and long-term incentives. In making its determination regarding the grant of stock based awards, the Board considers, among other things, each Named Executive Officer’s responsibilities, efforts and performance in relation to the business plan and forecast, the relationship between the benefits of restricted stock and improving shareholder value, the development and performance of the Company’s products in the marketplace and an increase in the trading price per share of the Company’s common stock. The Board also considers customary business practices and short and long-term incentive plan benefits granted in comparison to such benefits provided to other executives in similar positions.

Our Named Executive Officers have arrangements that provide for payments and other benefits if the Named Executive Officer’s employment terminates under certain circumstances. We believe that these payments and other benefits are important to recruiting and retaining our Named Executive Officers, as many of the companies with which we compete for executive talent provide for similar payments to their senior employees. Additional information regarding these payments and other benefits is found under the heading “Potential Payments upon Termination or Change in Control.”

Report of the Compensation Committee

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:

THE COMPENSATION COMMITTEE

Richard D. Federico, Chair Linda P. Duch Robert B. Engel Gerald J. Laber

Pay Ratio Disclosure

Allied Motion and its subsidiaries have approximately 1,800 employees worldwide, with approximately 48% in North America and 40% are located in Europe and the balance are located in Asia-Pacific. Our philosophy is to pay our employees competitively with similar positions in the applicable labor market. By doing so, we believe we maintain a high-quality, stable workforce.

The Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules require us to provide the ratio of the annual total compensation of our Chief Executive Officer, to that of an employee whose annual compensation is at the median of all our employees.

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To identify the employee with compensation at the median of all employees, we used taxable income for 2020 and applied this method consistently across our global employee population. We did not make any cost-of-living adjustments despite the large variety of labor markets in which our employees work nor did we use any statistical sampling to determine the median employee.

This median employee had a total compensation for 2020 of $34,821. Our Chief Executive Officers’ total 2020 compensation was $3,425,574 as reported in the summary compensation table. Based on this information, the ratio of the annual total compensation was 98:1.

Different methodologies are used by various public companies to determine an estimate of their pay ratio. In addition, no two companies have identical employee populations and compensation programs differ by country even within the same company. The estimate ratio reported should not be used as a basis for comparison between companies.

Summary Compensation Table

The following table presents information relating to total compensation of the Named Executive Officers for the fiscal years ended December 31, 2020, 2019 and 2018.

Name and Principal Position	Year	Salary		Stock Awards(1)		Non-Equity Incentive Plan Compensation(2)		All Other Compensation(3)		Total
Richard S. Warzala President and Chief Executive Officer	2020 2019 2018	$ $ $	570,833 544,583 514,167	$ $ $	2,429,647 2,351,581 514,184	$ $ $	373,269 1,339,314 1,317,603	$ $ $	51,824 43,945 43,750	$ $ $	3,425,573 4,279,423 2,389,704

Michael R. Leach Senior Vice President and Chief Financial Officer	2020 2019 2018	$ $ $	340,000 310,026 283,500	$ $ $	488,624 340,446 114,009	$ $ $	148,218 302,602 253,194	$ $ $	17,206 19,445 19,250	$ $ $	994,048 972,518 669,953

Robert P. Maida Senior Vice President and Group President	2020 2019 2018	$ $ $	308,334 270,000 242,000	$ $ $	413,349 312,294 180,900	$ $ $	111,134 263,535 216,130	$ $ $	17,206 19,445 19,250	$ $ $	850,023 865,274 658,280

Ashish R. Bendre(4) Vice President and Group President	2020		$390,993		$117,086		$36,057		$28,124		$572,260

Helmut D. Pirthauer(4) Vice President and Group President	2020		$285,373		$135,825		$124,491		$12,328		$558,017

(1)	The amounts in this column represent the total grant date fair value of stock awards on the date of the award as reported on the Nasdaq Global Market on the date of grant. The awards consist of restricted shares with performance and/or service based vesting conditions.

(2)	The amounts in this column represent the awards earned under the Company’s Annual Cash Incentive Plan for the applicable fiscal year. For Mr. Warzala, this column also includes awards earned under the Company ROE Incentive Plan. For 2018 the ROE incentive was reported as “Bonus” due to unique circumstances that year as the Company transitioned from a deferred compensation payment to currently paid incentive compensation. Such amount has been reclassified as non-equity incentive plan compensation to allow for better comparison across the reported years.

(3)	The amounts in this column represent the Company’s contributions under its 401(k) Plan and Employee Stock Ownership Plan for the Named Executive Officer’s benefit. For Mr. Warzala, the amount also includes Company paid life insurance premiums of $24,500 and perquisites of $10,118. This column excludes perquisites, which did not exceed $10,000 in the aggregate for each other Named Executive Officer.

(4)	Messrs. Bendre and Pirthauer were each named Vice President & Group President in July 2020.

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Grants of Plan-Based Awards in 2020

The following table summarizes the grants of plan-based awards to each of the Named Executive Officers during fiscal year 2020.

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards	Estimated Possible Payouts Under Equity Incentive Plan Awards		All Other Stock	Grant Date Fair Value of Stock
Name	Grant Date	Target($)	Target(#)	Maximum(#)	Awards (#)	Awards (8)
Richard S. Warzala
Cash Incentive Plan (1)	03/11/20	$428,125	--	--	--	--
ROE Incentive Plan (2)	03/11/20	$570,833	--	--	--	--
Time Based Awards (3)	03/11/20		--	--	9,053	$287,523
PSP (4)	03/11/20		4,527	9,053	--	$287,523
LTIP (5)	02/12/20		--	--	13,075	$609,164
LTIP (6)	03/11/20		--	--	39,214	$1,245,437
Michael R. Leach
Cash Incentive Plan (1)	03/11/20	$170,000	--	--	--	--
Time Based Awards (3)	03/11/20		--	--	2,445	$77,653
PSP (4)	03/11/20		1,223	2,445	--	$77,653
LTIP (5)	02/12/20		--	--	1,791	$83,443
LTIP (6)	03/11/20		--	--	5,372	$170,615
Time Based Awards (7)	08/05/20		--	--	2,000	$79,260
Robert P. Maida
Cash Incentive Plan (1)	03/11/20	$154,167	--	--	--	--
Time Based Awards (3)	03/11/20		--	--	2,232	$70,888
PSP (4)	03/11/20		1,116	2,232	--	$70,888
LTIP (5)	02/12/20		--	--	1,356	$63,176
LTIP (6)	03/11/20		--	--	4,066	$129,137
Time Based Awards (7)	08/05/20				2,000	$79,260
Ashish R. Bendre
Cash Incentive Plan (1)	03/11/20	$47,250	--	--	--	--
Time Based Awards (3)	03/11/20		--	--	397	$12,609
PSP (4)	03/11/20		397	794		$25,217
Time Based Awards (7)	08/05/20		--	--	2,000	$79,260
Helmut D. Pirthauer
Cash Incentive Plan (1)	03/11/20	$92,033	--	--	--	--
Time Based Awards (3)	03/11/20		--	--	1,781	$56,565
Time Based Awards (7)	08/05/20		--	--	2,000	$79,260

(1)	As further explained in Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive Plan, the executive officers were eligible for a possible cash incentive award for 2020 pursuant to the Plan based on corporate performance. The table reflects the possible target incentive awards based on corporate performance. The target incentive is a percentage of the actual salary earned for the year and was set as follows: Mr. Warzala (75%), Mr. Leach (50%) and Mr. Maida (50%), Mr. Bendre (12.5%) and Mr. Pirthauer (30%) There is no maximum amount under the Plan. The actual amount earned by each Named Executive Officer in 2020 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)	As further explained in Compensation Discussion and Analysis—Elements of Compensation—ROE Incentive Plan, Mr. Warzala was eligible for a possible cash incentive award for 2020 pursuant to the Plan based on the Company’s return on equity. The table reflects the maximum incentive award available, which is capped at an amount equal to Mr. Warzala’s base compensation for 2020. The Company did not achieve ROE Incentive Performance Target in 2020 and thus no incentive compensation was paid to Mr. Warzala with respect to the ROE Incentive Plan.

(3)	As further explained in Compensation Discussion and Analysis—Elements of Compensation—Equity Incentive Compensation, consists of Time-Based Awards that will vest in three equal annual installments beginning in April 2021.

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(4)	As further explained in Compensation Discussion and Analysis—Elements of Compensation—Equity Incentive Compensation—The Performance Share Plan above, certain executive officers were eligible for restricted stock awards based on achievement of annual performance goals for 2020. For 2020, the performance goals were fully achieved and 100% of the share award was earned for Mr. Warzala, Mr. Leach and Mr. Maida. Only a portion of the performance goals were achieved by Mr. Bendre and 38% of his share award was earned. The award vested one-third on April 1, 2021 with the remainder vesting one-third in each of 2022 and 2023, subject to continued employment.

(5)	As further explained in Compensation Discussion and Analysis—Elements of Compensation—Equity Incentive Compensation, consists of restricted stock awarded in connection with the Company’s Long-Term Incentive Plan for organic sales growth in 2019. The awards will vest two-thirds on April 1, 2021 and one-third on April 1, 2022.

(6)	As further explained in Compensation Discussion and Analysis—Elements of Compensation—Equity Incentive Compensation—LTIP above, certain executive officers were eligible for restricted stock incentive performance based equity awards based on achievement of longer term performance goals for 2022. All or a portion of the performance shares will be earned if the performance goal is met for any year in the period ending December 31, 2022. For 2020, a portion of the performance goal was met related to acquired sales growth and the share award amount earned vested 1/5 on March 11, 2021 and the remainder will vest 1/5 on each of March 7, 2022, 2023, 2024 and 2025 subject to continued employment.

(7)	Consists of Time-Based Awards that were granted in connection with the executive officer’s promotion in August 2020 that will vest in three equal annual installments beginning in September 2021.

(8)	Represents the total grant date fair value of stock awards on the date of the award. The fair values of these awards are based on the closing price of the Company’s common stock as reported on the Nasdaq Global Market on the date of grant.

Outstanding Equity Awards at 2020 Fiscal Year End

The following table shows all outstanding equity awards held by the Named Executive Officers as of December 31, 2020.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Richard S. Warzala	90,990 (3)	$4,649,589	29,052	$1,484,557
Michael R. Leach	16,678 (4)	$852,246	5,184	$364,903
Robert P. Maida	14,814 (5)	$756,995	4,305	$219,985
Ashish R. Bendre	4,454 (6)	$227,599	794	$40,573
Helmut D. Pirthauer	5,243 (7)	$267,917	--	--

(1)	Value is based on the closing price of the Company’s common stock of $51.10 on December 31, 2020, as reported on the Nasdaq Global Market.

(2)	Comprised of shares of restricted stock granted that are subject to future performance goals under the Company’s Long-Term Equity Incentive Program. All or a portion of the performance shares will be earned if the performance goal is met for any year in the period ending December 31, 2022. Also includes shares of restricted stock granted in 2020 that are subject to future performance goals under the Company’s Performance Share Plan. These shares were earned or forfeited based on achievement of performance goals for 2020 and the earned award vested one-third on April 1, 2021 with the remainder vesting one-third in each of 2022 and 2023, subject to continued employment.

(3)	Consists of time-based awards, including performance-based awards that were previously earned but remain subject to time-based vesting. Of these shares, 46,681 shares vest in 2021; 22,708 shares vest in 2022, 13,915 shares vest in 2023; 3,843 shares vest in 2024; and 3,843 shares vest in 2025, in each case subject to continued employment.

(4)	Consists of time-based awards, including performance-based awards that were previously earned but remain subject to time-based vesting. Of these shares, 8,054 shares vest in 2021; 4,658 shares vest in 2022, 2,914 shares vest in 2023; 527 shares vest in 2024; and 525 shares vest in 2025, in each case subject to continued employment.

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(5)	Consists of time-based awards, including performance-based awards that were previously earned but remain subject to time-based vesting. Of these shares, 7,487 shares vest in 2021; 3,991 shares vest in 2022; 2,540 shares vest in 2023; 399 shares vest in 2024; and 397 shares vest in 2025, in each case subject to continued employment.

(6)	Consists of time-based awards, including performance-based awards that were previously earned but remain subject to time-based vesting. Of these shares, 2,630 shares vest in 2021; 1,026 shares vest in 2022, and 798 shares vest in 2023, in each case subject to continued employment.

(7)	Of these shares, 2,284 shares vest in 2021; 1,700 shares vest in 2022, and 1,259 shares vest in 2023, in each case subject to continued employment.

Option Exercises and Stock Vested in 2020

The following table provides information regarding restricted stock awards that vested during 2020 for each of the Named Officers. No options were owned or exercised by the Named Officers in 2020.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard S. Warzala	50,028	$1,590,122
Michael R. Leach	7,739	$229,599
Robert P. Maida	7,060	$221,013
Ashish R. Bendre	1,830	$80,161
Helmut D. Pirthauer	1,636	$37,803

Potential Payments upon Termination or Change in Control

The following table shows potential payouts under the employment agreements or other arrangements with each Named Executive Officer assuming that employment was terminated in each situation listed in the table and that termination occurred on the last business day of 2020.

Event	Richard S. Warzala	Michael R. Leach	Robert P. Maida	Ashish R. Bendre	Helmut D. Pirthauer
Death:
Severance Pay	$143,750	$86,250	$78,750	$94,500	$142,687
Annual Cash Incentive Compensation	$428,125	$170,000	$154,167	$47,250	--
Performance-Based Stock Awards	$462,608	$124,940	$114,055	$40,573	--
Accelerated Time-Based Equity Awards	$4,649,589	$852,246	$756,995	$227,599	$267,917
Total	$5,684,072	$1,233,436	$1,103,967	$409,922	$410,604

Disability:
Severance Pay	$1,150,000	--	--	--	$142,687
Annual Cash Incentive Compensation	$428,125	$170,000	$154,167	$47,250	--
Performance-Based Stock Awards	$462,608	$124,940	$114,055	$40,573	--
Accelerated Time-Based Equity Awards	$4,649,589	$852,246	$756,995	$227,599	$267,917
Total	$6,690,322	$1,147,186	$1,025,217	$315,422	$410,604
Voluntary Resignation without Good Reason or Termination for Cause:
No payments	N/A	N/A	N/A	N/A	N/A
Voluntary Resignation with Good Reason or Involuntary Termination Without Cause:
Severance Pay	$575,000	$345,000	$315,000	$378,000	$428,060
Annual Cash Incentive Compensation	$517,500	--	--	--	--
Performance-Based Stock Awards	$462,608	$124,940	$114,055	$40,573	--
Accelerated Time-Based Equity Awards	$4,649,589	$852,246	$756,995	$227,599	--
Healthcare and other Insurance Benefits	$45,000	$45,000	$45,000	$45,000	--
Total	$6,249,697	$1,367,186	$1,231,050	$691,172	$428,060

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Event	Richard S. Warzala	Michael R. Leach	Robert P. Maida	Ashish R. Bendre	Helmut D. Pirthauer
Voluntary Resignation with Good Reason or Involuntary Termination Without Cause within 90 days prior to or 24 months following a change in control:
Severance Pay	$3,446,508	$647,602	$578,535	$445,309	$428,060
Annual Cash Incentive Compensation	$373,269	$170,000	$154,167	$47,250	--
Performance-Based Stock Awards	$462,608	$124,940	$114,055	$40,573	--
Accelerated Time-Based Equity Awards	$4,649,589	$852,246	$756,995	$227,599	--
Healthcare and other Insurance Benefits	$287,500	$172,500	$157,500	$189,000	--
Total	$9,219,474	$1,967,288	$1,761,252	$949,731	$428,060

Refer to Definitions section below for descriptions of terms used.

Payments upon Retirement. Under the terms of the employment agreement with Messrs. Warzala, Leach, Maida and Bendre, if the executive’s employment terminates as a result of retirement upon attaining age 65 years of age and 10 years of continual employment (or on or after January 2, 2023 for Mr. Warzala), the Employment Agreement would entitle him to (i) a cash payment equal to a prorated portion of the target bonus that he would have earned for the fiscal year in which the termination occurred had such termination not occurred; and (ii) immediate vesting of all of his outstanding equity grants and awards that vest on the basis of the passage of time only (“Time-Based Awards”) or PSP and LTIP awards that vest on the basis of performance criteria (“Performance-Based Awards”) that have been earned but are still subject to time-based vesting outstanding on the date of retirement. At December 31, 2020, no Named Executive Officer was eligible for retirement under the terms of his respective employment agreement.

Payments upon Death. Under the terms of the employment agreements with Messrs. Warzala, Leach, Maida and Bendre, in the event of the executive’s death the executive is entitled to salary continuation to the end of the month containing the date of death and for three subsequent months. In addition, the executive will receive a cash payment equal to a prorated portion of the Annual Cash Incentive bonus that he would have earned for the fiscal year in which the death occurred; and immediate vesting of all of his outstanding Time Based Awards and Performance-Based Awards that have been earned but are still subject to time-based vesting, and prorated vesting of his unearned Performance-Based Awards. Under the terms of Mr. Pirthauer’s employment agreement, he is entitled to salary continuation to the end of the end of the month containing the date of death and for six subsequent months. In addition, pursuant to the award agreement under the 2017 Omnibus Incentive Plan, Mr. Pirthauer will receive immediate vesting of all of his outstanding Time Based Awards.

Payments upon Disability. Under the terms of Mr. Warzala’s employment agreement, in the case of disability, salary is continued until the end of the term of the employment agreement, as adjusted for any compensation payable under any Company paid disability plan, or until long-term disability insurance becomes effective. Benefits are continued as generally provided by the Company to its employees in accordance with the Company’s disability plan. Under the terms of the employment agreements with Messrs. Leach, Maida and Bendre, the executive is entitled to the benefits under any disability insurance policies maintained by the Company for the benefit of the executive. In addition, Messrs. Warzala, Leach, Maida and Bendre will receive a cash payment equal to a prorated portion of the Annual Cash Incentive bonus that he would have earned for the fiscal year in which the disability occurred had such disability not occurred; and immediate vesting of all of his outstanding Time-Based Awards and Performance-Based Awards that have been earned but are still subject to time-based vesting, and prorated vesting of his unearned Performance-Based Awards. Under the terms of Mr. Pirthauer’s employment agreement, he is entitled to his base salary for the lesser of six months or the termination of his employment agreement. In addition, pursuant to the award agreement under the 2017 Omnibus Incentive Plan, Mr. Pirthauer will receive immediate vesting of all of his outstanding Time Based Awards.

Payments upon Voluntary Resignation without Good Reason or Involuntary Termination with Cause. A Named Executive Officer is not entitled to receive any additional forms of severance payments or benefits upon his voluntary decision to terminate employment with the Company prior to being eligible for retirement or upon termination for cause.

Payments upon Voluntary Resignation with Good Reason or Involuntary Termination Without Cause. Under the terms of Mr. Warzala’s employment agreement, if he is involuntarily terminated without cause or he terminates his employment for good reason, the employment agreement entitles him to: (i) an amount equal to his then current base salary payable in cash over a 12-month period; (ii) a cash payment equal to 90% of Base Salary in lieu of an Annual Cash Incentive bonus for the year in which termination occurs; (iii) continued coverage under the Company’s benefit plans for one year following termination; and (iv) immediate vesting of his Time-Based Awards and Performance-Based Awards that have been earned but are still subject to time-based vesting and, prorated vesting of his unearned Performance-Based Awards.

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Under the terms of the employment agreements with Messrs. Leach, Maida and Bendre, the executive is entitled to a cash payment equal to 100% of the Executive’s then current base salary. Executive will also be entitled to continued coverage under the Company’s benefit plans for one year following termination at the same premium rates as may be charged from time to time for senior level employees. In addition, the Executive will be entitled to immediate vesting of all of his outstanding Time-Based Awards and Performance-Based Awards that have been earned but are still subject to time-based vesting, and prorated vesting of his unearned Performance-Based Awards.

Under the terms of Mr. Pirthauer’s employment agreement, the Company may not terminate the employment agreement prior to December 31, 2023 without cause. If Mr. Pirthauer is involuntarily terminated without cause after that date, he is entitled to severance pay equal to one and half years’ base salary.

Voluntary Resignation with Good Reason or Involuntary Termination Without Cause within 90 days prior to or 24 months following a change in control. Mr. Warzala’s change in control agreement and Messrs. Leach, Maida and Bendre’s employment agreements provide for certain payments upon termination of employment resulting within 90 days prior to or 24 months following a change in control of the Company. These agreements only provide benefits if there is both a change in control of the Company and termination of employment other than for cause. If the executive’s employment is terminated by the Company, other than for death, disability or cause, or the executive terminates the agreement for good reason, in each case following a change in control, then the executive will be entitled to certain benefits to be paid as a lump sum in cash.

Under the terms of Mr. Warzala’s change in control agreement, he is entitled to (i) a severance payment equal to 2.5 times his annual Base Salary plus the highest amount paid or payable pursuant to the Annual Cash Incentive plan applicable to the executive for any of the 3 prior fiscal years; (ii) a benefit payment equal to 25% of annual salary for 24 months to purchase healthcare and other insurance benefits; (iii) payment of all legal fees and expenses incurred as a result of termination; and (iv) a prorata payment for the current year benefit pursuant to any annual or long-term incentive plan applicable to the executive for the year that includes the Date of Termination.

Under the terms of the employment agreements with Messrs. Leach, Maida and Bendre, the executive is entitled to (i) a cash payment equal to 100% of the executive’s then current Base Salary plus the target Annual Cash Incentive for the year of termination (or if greater, the year immediately preceding the year in which the Change in Control occurred); (ii) an additional amount equal to the executive’s target Annual Cash Incentive for the year of termination; (iii) a benefit payment equal to 25% of annual salary for 24 months to purchase healthcare and other insurance benefits; and (iv) immediate vesting of all of his outstanding Time-Based Awards and Performance-Based Awards that have been earned but are still subject to time-based vesting, and prorated vesting of his unearned Performance-Based Awards.

Under the terms of Mr. Pirthauer’s employment agreement, the Company may not terminate the employment agreement prior to December 31, 2023 without cause. If Mr. Pirthauer is involuntarily terminated without cause after that date, he is entitled to severance pay equal to one and half years’ base salary.

Definitions.

“Date of Termination” means (i) thirty days after providing the Notice of Termination for a termination for disability, or (ii) the date specified in the Notice of Termination for a termination for cause, good reason, death or retirement.

“Notice of Termination” means a written notice that indicates the specific termination provision of the change of control agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for Termination of employment under the provision indicated.

“Base Salary” means an amount equal to the annual base salary in effect immediately prior to the Notice of Termination.

A “Change in control of the Company” means any of the following: (i) a person (other than any officer or director) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 45% of the combined voting power of the Company’s then outstanding securities; (ii) upon the first purchase of outstanding shares of the Company’s outstanding common stock pursuant to a tender or exchange offer, with certain exceptions; (iii) a change in the composition of the Board of Directors such that the incumbent directors cease to constitute at least a majority of the Board during any period of two consecutive years (including, for purposes of computing a majority, those persons approved by a vote of at least two-thirds of the Company directors then still in office who either (1) were directors at the beginning of the period or (2) whose election or nomination for election was previously so approved); (iv) the shareholders of the Company approve a merger or consolidation of the Company, with certain exceptions; or (v) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (excluding a spinoff distribution to shareholders of all or part of the Company’s equity interest in a subsidiary entity).

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A termination is for “Cause” if it is for any of the following reasons: (i) an act of dishonesty constituting a felony under the laws of the executive’s domicile resulting or intending to result in gain or personal enrichment at the expense of the Company; (ii) the use of drugs or excessive and habitual use of alcohol either of which substantially affects the executive’s ability to perform their duties with the Company; or (iii) continued unauthorized and significant absences from duty (with certain exceptions). Notwithstanding the foregoing, the executive will not be deemed to have been terminated for cause unless there is a resolution adopted by at least three-fourths of the full Board of Directors finding that in their good faith opinion the executive was guilty of conduct set forth above and specifying the particulars in detail.

A termination is for “Good Reason” if it is within two years following any of the following events: (i) a change in the executive’s title or corporation office that results in a material diminution of the executive’s authority, duties or responsibilities; the assignment to the executive of any duties inconsistent with their status with the Company; or a substantial adverse alteration in the nature or status of the executive’s responsibilities; (ii) the change of the principal business of the Company (as evidenced by certain conditions) to the extent that the change results in a material negative change to the executive’s duties, conditions under which the duties are performed, or compensation; (iii) a reduction in annual base salary, without the executive’s consent; (iv) the relocation of the executive’s principal office to a location more than 50 miles from the location where such office is located immediately prior to the change in control of the Company; (v) the failure to pay within seven days, without the executive’s consent, any portion of current compensation or installment of deferred compensation under any applicable deferred compensation program (with certain conditions); (vi) the failure to continue any compensation plan or equivalent plan in which the executive participated in immediately prior to a change in control (with certain conditions); (vii) the failure to provide the executive with benefits substantially similar to those provided at the time of the change in control of the Company, the taking of any action by the Company that would directly or indirectly materially reduce any of such benefits or deprive the executive of any material fringe benefit provided at the time of the change in control of the Company, or the failure by the Company to provide the number of paid vacation days the executive is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect at the time of the change in control of the Company; (viii) a breach of duty; or (ix) any termination of employment without a Notice of Termination.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Employment Agreements

The Company has entered into an employment agreement with each of the Company’s executive officers. See “Potential Payments Upon Termination or Change in Control” above.

Related-Party Transactions Policies and Procedures.

The Company’s Board of Directors is responsible for the review, approval and ratification of transactions between the Company or any of its subsidiaries and a senior officer or director of the Company, members of their immediate family, a shareholder owning in excess of five percent of the Company or an entity which is owned or controlled by one of the foregoing. The Corporate Governance and Nominating Committee assists the Board in exercising this authority by reviewing each such transaction and then reporting the results of its review to the Board with, if appropriate, a recommendation to approve, ratify or disallow such transaction.

OWNERSHIP OF COMPANY STOCK

Security Ownership of Certain Beneficial Owners

To the best of our knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) beneficially owned, as of March 10, 2021, more than five percent of the shares of Common Stock outstanding, except as set forth in the following table.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned	Percent of Common Stock (1)
Richard S. Warzala	982,502 (2)	10.1%
495 Commerce Drive, Suite 3
Amherst, NY 14228
BlackRock, Inc.	525,381 (3)	5.4%
55 East 52nd Street
New York, NY 10055

(1)	The percentages are based upon 9,772,519 shares of Common Stock outstanding as of the Record Date.

(2)	Includes 114,022 shares of Common Stock granted as incentive restricted shares under the Company’s stock incentive plans that have not yet vested and 16,321 shares of Common Stock credited to the Company’s Employee Stock Ownership Plan (“ESOP”) account of Mr. Warzala. Except as set forth in this note (2), does not include shares held by the ESOP as to which Mr. Warzala serves as one of four trustees.

(3)	Based upon a Statement on Schedule 13G filed with the SEC that indicated that BlackRock, Inc. has sole dispositive power with respect to 525,381 shares of Common Stock and sole voting power with respect to 521,941 shares of Common Stock.

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Security Ownership of Management and Directors

The following table sets forth certain information available to the Company with respect to shares of Common Stock owned by each director, each nominee for director, each executive officer and all directors, nominees and executive officers as a group, as March 10, 2021:

	Amount and Nature of Beneficial Ownership
Name	Common Stock	Unvested Restricted Stock	Total Beneficial Ownership	Percentage of Common Stock (1)
Ashish R. Bendre	25,251	5,248	30,499	*
Linda P. Duch	3,613	500	4,113	*
Robert B. Engel	13,231	500	13,731	*
Richard D. Federico	41,535	688	42,223	*
Steven C. Finch	--	--		*
Gerald J. (Bud) Laber	39,908	500	40,408 (2)	*
Michael R. Leach	20,273	21,377	41,650 (3)	*
Robert P. Maida	48,027	18,487	66,514 (4)	*
Helmut D. Pirthauer	21,105	5,243	26,348	*
Geoffery C. Rondeau	3,543	4,536	8,079 (5)	*
James J. Tanous	17,647	500	18,147	*
Nicole R. Tzetzo	--	--		*
Richard S. Warzala	868,480	114,022	982,502 (6)	10.1%
Michael R. Winter	17,622	500	18,122	*
Employee Stock Ownership Plan	430,103	--	430,103 (7)	4.4%
All directors, nominees and executive officers as a group	1,529,275	172,101	1,701,376	17.4%

*	Less than 1.0%.

(1)	The percentages are based upon 9,772,519 shares of Common Stock outstanding as of the Record Date.

(2)	Includes 12,000 shares of Common Stock held by Mr. Laber’s 401k Plan.

(3)	Includes 1,036 shares of Common Stock credited to the ESOP account of Mr. Leach.

(4)	Includes 2,699 shares of Common Stock credited to the ESOP account of Mr. Maida.

(5)	Includes 1,045 shares of Common Stock credited to the ESOP account of Mr. Rondeau.

(6)	Includes 114,022 shares of Common Stock granted as incentive restricted shares under the Company’s stock incentive plans that have not yet vested and 16,321 shares of Common Stock credited to the ESOP account of Mr. Warzala. Except as set forth in this note (2), does not include shares held by the ESOP as to which Mr. Warzala serves as one of four trustees.

(7)	Messrs. Warzala and Leach are trustees of the ESOP and could be deemed to have shared investment power over those shares. The ESOP holds an aggregate of 430,143 shares of Common Stock, including 1,036 shares credited to the ESOP account of Mr. Leach, 2,699 shares credited to the ESOP account of Mr. Maida, 1,045 shares credited to the ESOP account of Mr. Rondeau and 16,321 shares credited to the ESOP account of Mr. Warzala, previously reported in this table.

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Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers and persons who own more than ten percent of the Company’s Common Stock to report their ownership and any changes in that ownership to the Securities and Exchange Commission. The Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were met for 2020 with the exception of certain filings to report (i) the withholding of shares to pay taxes upon the vesting of restricted stock awards to two executive officers, (ii) the acquisition of shares by one executive officer and one director pursuant to a broker-administered dividend reinvestment program and (iii) the grant of restricted stock awards to three executive officers upon being promoted as executive officers due to a delay in receiving EDGAR access codes.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.

Management is responsible for the Company’s financial statements and reporting process. The Company’s independent registered public accounting firm, Deloitte & Touch LLP is responsible for performing an independent audit of the Company’s annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing a report on those statements.

As members of the Audit Committee, our work is guided by our Audit Committee Charter. The Charter is reviewed annually by the Board of Directors. The Charter is posted on the Company’s website. We have completed all Charter tasks scheduled to be performed in 2020 prior to year-end and all Charter tasks scheduled to be performed in 2021 prior to the filing of this proxy statement. Our work included, among other procedures:

(1)            We pre-approved audit and permitted non-audit services of the Company’s independent auditors.

(2)            We met with management and the independent auditors on a quarterly basis to discuss financial statements and related reports and to review significant accounting and reporting matters.

(3)            We discussed with the independent auditors their independence and the matters required to be discussed by Auditing Standards No. 1301, “Communications with Audit Committees.” We received the written disclosures from the independent auditors required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.”

(4)            Prior to their publication, we reviewed and discussed with management and the independent auditors the Company’s December 31, 2020, audited financial statements, the related audit report, and the applicable management’s discussion and analysis.

Based on the work referred to above, we recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.

Submitted by:

THE AUDIT COMMITTEE

Michael R. Winter, Chairman Linda P. Duch Robert B. Engel James J. Tanous

Policy for Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee of the Board has adopted policies and procedures providing for the pre-approval of audit and non-audit services performed by the Company’s independent registered public accounting firm. Pre-approval may be given as part of the Audit Committee’s approval on the engagement of the independent auditor or on an individual case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to the Audit Committee chairman up to $25,000, but the decision is subsequently reported to the full Audit Committee.

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Auditor Fees and Services

The following table shows fees for the audit and other services provided by Deloitte & Touche LLP for 2020 and 2019.

	2020		2019
Audit Fees(1)		$1,011,836		$1,163,000
Audit-Related Fees	$	---	$	---
Tax Fees(2)		$81,000		$64,000

Other	$	---	$	---
Total		$1,092,836		$1,227,000

(1)	Audit fees includes amounts related to professional services provided in connection with the audits of the Company’s annual financial statements, including the audit of the Company’s internal control over financial reporting, reviews of the Company’s quarterly financial statements and audit services provided in connection with other regulatory filings.

(2)	Tax fees consists of fees for tax consulting services.

The Audit Committee has considered whether provision of the non-audit related services described above is compatible with maintaining the independent accountants’ independence and has determined that those services have not adversely affected Deloitte & Touche LLP’s independence.

OTHER MATTERS

Our management does not know of any other matters to come before the 2021 Annual Meeting. However, if any other matters come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS
FOR THE 2022 ANNUAL MEETING

Proposals for the Company’s Proxy Material

Any Company shareholder who wishes to submit a proposal to be included in the Proxy Material for the Company’s 2022 Annual Meeting of Shareholders must submit such proposal to the Company at its office at 495 Commerce Drive, Suite 3, Amherst, New York 14228, Attention: Secretary, no later than December 7, 2021, in order to be considered for inclusion, if appropriate, in the Company’s proxy statement and form of proxy relating to its 2022 Annual Meeting of Shareholders.

Proposals to be Introduced at the Annual Meeting but not Intended to be Included in the Company’s Proxy Material

For any shareholder proposal to be presented in connection with the 2022 Annual Meeting of Shareholders, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Company, a shareholder must give timely written notice thereof in writing to the Secretary of the Company in compliance with the advance notice and eligibility requirements contained in the Company’s Bylaws. To be timely, a shareholder’s notice must be delivered to the Secretary at the principal executive offices of the Company not less than 60 days and not more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholder to be timely must be so received at a reasonable time before the solicitation is made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

Based upon a meeting date of May 5, 2021 for the 2021 Annual Meeting of Shareholders, a qualified shareholder intending to introduce a proposal or nominate a director at the 2022 Annual Meeting of Shareholders should give written notice to the Company’s Secretary not later than March 6, 2022 and not earlier than February 4, 2022.

The specific requirements of these advance notice and eligibility provisions are set forth in Article II of the Company’s Bylaws, a copy of which is available upon request.

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Such requests and any shareholder proposals should be sent to the Secretary of the Company at Allied Motion Technologies Inc., 495 Commerce Drive, Suite 3, Amherst, New York 14228.

BY ORDER OF THE BOARD OF DIRECTORS

JOSEPH P. KUBAREK Secretary

April 7, 2021

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ALLIED MOTION TECHNOLOGIES INC.

495 Commerce Drive, Suite 3
Amherst, New York 14228

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard S. Warzala and Richard D. Federico, or either of them, proxies for the undersigned, each with the power of substitution, and hereby authorizes them to vote, as designated below, all the shares of common stock, no par value, which the undersigned would be entitled to vote at the annual meeting of shareholders of Allied Motion Technologies Inc. (the “Company”) to be held on May 5, 2021, and at all adjournments thereof, and directs that the shares represented by this proxy should be voted as indicated on the reverse:

(Continued and to be signed on the reverse side.)

A-1

ANNUAL MEETING OF SHAREHOLDERS OF

ALLIED MOTION TECHNOLOGIES INC.

MAY 5, 2021

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at

www.proxyvote.com

Item 1.	TO ELECT SEVEN DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS. NOMINEE:
	R.B. Engel	☐ FOR	☐ AGAINST	☐ ABSTAIN
	R.D. Federico	☐ FOR	☐ AGAINST	☐ ABSTAIN
	S.C. Finch	☐ FOR	☐ AGAINST	☐ ABSTAIN
	J.J. Tanous	☐ FOR	☐ AGAINST	☐ ABSTAIN
	N.R. Tzetzo	☐ FOR	☐ AGAINST	☐ ABSTAIN
	R.S. Warzala	☐ FOR	☐ AGAINST	☐ ABSTAIN
	M.R. Winter	☐ FOR	☐ AGAINST	☐ ABSTAIN

Item 2.	ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

Item 3.	RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2021
	☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy is being solicited on behalf of the Board of Directors of the Company, and may be revoked prior to its exercise. This proxy, when properly executed, will be voted as directed above by the undersigned shareholder. If no direction is made, it will be voted FOR the nominees named in proposal 1 and FOR proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX) Date:	Signature (Joint Owners) Date:

A-2